UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. N/A)

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General Communication, Inc.
(Name of Registrant as Specified In Its Charter)

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General Communication, Inc. Notice of 2015
Annual Meeting and Proxy Statement

May 19, 2015

Re:  2015 Annual Meeting of Shareholders
of General Communication, Inc.

Dear Shareholder:

The board of directors of General Communication, Inc. cordially invites and encourages you to attend our 2015 annual meeting of shareholders. The meeting will be held at the Nullaġvik Hotel in Kotzebue, Alaska at 5:30 p.m. (Alaska Daylight Time) on Monday, June 29, 2015. Our board has chosen the close of business on May 4, 2015 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting. Please join us for a reception preceding the meeting, starting at 5:00 p.m.

Copies of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card are enclosed covering the formal business to be conducted at the meeting. We have also made available a copy of our annual report to shareholders in the form of our Form 10-K, for the year ended December 31, 2014 as filed with the United States Securities and Exchange Commission. We encourage you to read all of this information.

As in the past, we will be using the notice and access method of providing proxy materials and our annual report to you via the Internet. On or about May 19, 2015, we will deliver to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and to vote electronically via the Internet. That notice also contains instructions on how to receive a paper copy of our proxy materials.

We encourage you to take part in our corporate affairs by voting on the business to come before the meeting. Regardless of the number of shares you own, your careful consideration of, and vote on, these matters are important. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested a paper copy of the proxy materials, please complete, sign, date and return the accompanying Proxy Card in the enclosed postage-paid envelope. See, “About the Annual Meeting” in the Proxy Statement for more details.

In addition to conducting formal business at the meeting, we will also review our activities over the past year and our plans for the future. We hope you will be able to join us.

Sincerely,

Ronald A. Duncan
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2015

May 19, 2015

To the Shareholders of
General Communication, Inc.

You are cordially invited to attend the 2015 annual meeting of shareholders (“Annual Meeting”) of General Communication, Inc. (“Company”, “we”, “our”, “us”). Our Annual Meeting will be held at the Nullaġvik Hotel in Kotzebue, Alaska at 5:30 p.m. (Alaska Daylight Time) on Monday, June 29, 2015. At our Annual Meeting, shareholders will consider and vote upon the following matters:

•	Electing four directors, each for a three year term, as part of Class II of our classified board of directors.

•	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015.

•	Transacting such other business as may properly come before the Annual Meeting and any adjournment or adjournments of it.

The above matters are more fully described in the accompanying Proxy Statement. Please join us for a reception starting at 5:00 p.m.

The close of business on May 4, 2015 has been fixed as the record date for the Annual Meeting (“Record Date”). Only holders of shares of our Class A common stock and Class B common stock of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments of it.

The accompanying Proxy Card is solicited by our board. The enclosed Proxy Statement contains further information with regard to the business to be transacted at our Annual Meeting. A list of our shareholders as of the Record Date will be kept at the offices of the Company at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 for a period of 30 days prior to our Annual Meeting and will be subject to inspection by any of our shareholders at any time during normal business hours.

The presence and voting of your shares in the Company at our Annual Meeting is important. You can vote your shares electronically via the internet or by telephone or by completing and returning the Proxy Card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper proxy materials, the instructions are printed on your Proxy Card and included in the accompanying Proxy Statement. You can revoke a proxy at any time prior to its exercise at our Annual Meeting by following the instructions in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Peter J. Pounds, Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL SHAREHOLDER MEETING TO BE HELD ON JUNE 29, 2015.

This Notice of Annual Meeting, the Proxy Statement and Annual Report to Shareholders are available on the internet at www.proxyvote.com.

GENERAL COMMUNICATION, INC.
2015 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT
May 19, 2015

We are providing these proxy materials in connection with the 2015 annual shareholder meeting (“Annual Meeting”) for General Communication, Inc. (unless the context otherwise requires, includes its direct and indirect subsidiaries and is referred to as “Company,” “we,” “us” or “our”). The Notice of Internet Availability of Proxy Materials (“Internet Notice”), this Proxy Statement, any accompanying Proxy Card or voting instruction card (“Voting Instruction Card”) and our annual report for 2014 on Form 10-K (“Annual Report”) were first made available to our shareholders on or about May 19, 2015. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Where and when is the meeting to be held?

The Company’s board of directors has called our Annual Meeting to be held at the Nullaġvik Hotel at 308 Shore Avenue in Kotzebue, Alaska at 5:30 p.m. (Alaska Daylight Time) on Monday, June 29, 2015. A reception for our shareholders will begin at 5:00 p.m. at that location.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting. We invite you to attend the Annual Meeting and request that you vote on the election of directors and another proposal described in this Proxy Statement. Regardless of whether you intend to attend the Annual Meeting, we ask that you complete your Proxy Card or Voting Instruction Card, as the case may be, or otherwise vote electronically as described in the Internet Notice.

What materials are provided to me by the board in this solicitation?

The board has made available to you, as described in the Internet Notice and in conjunction with our Annual Meeting, the Letter to Shareholders, Notice of Annual Meeting, this Proxy Statement, Proxy Card and Annual Report in the form of Form 10-K. Exhibits to the Annual Report are not included with it. However, the Annual Report includes a list briefly describing all of those exhibits.  We will furnish a copy of an exhibit to the Annual Report to a shareholder upon written request to us and payment of a fee to cover our expenses in furnishing that exhibit.

Who is entitled to vote at the Annual Meeting?

The board has chosen the close of business on May 4, 2015 as the record date for our Annual Meeting (“Record Date”).  All shareholders who own shares of Company common stock as of the Record Date may attend and vote at our Annual Meeting.

What is the purpose of the Annual Meeting?

You will be voting on the following matters:

•	Electing four individuals as directors, each for a three-year term, as part of Class II of our ten member classified board of directors, as identified in the Proxy Card and this Proxy Statement.

•	Ratifying the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm (“External Accountant”) for year ended December 31, 2015.

•	Adoption of the minutes of the June 23, 2014 annual meeting and transacting such other business as may properly come before the meeting and any adjournment or adjournments of it.

Adoption of the minutes of the June 23, 204 annual meeting does not constitute approval or disapproval of any of the matters referred to in the minutes.

What are the board’s recommendations on these agenda items?

The board recommends a vote —

•	For election of management’s board-nominees as directors.

•	For ratification of the appointment of Grant Thornton as our External Accountant for 2015.

•	For or against other matters that come before our Annual Meeting, as the proxy holder deems advisable.

What happens if additional matters are presented at the Annual Meeting?

Other than the adoption of the minutes of the 2014 annual meeting and the proposals described in this Proxy Statement, we are not aware of other business to be acted upon at the Annual Meeting. If you grant a proxy to us, the persons named as proxy holders then have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Alaska law and our Bylaws, as revised and in effect as of the Record Date (“Bylaws”).

What are my voting rights for purposes of the Annual Meeting?

Our Company’s Articles of Incorporation, as amended and restated (“Articles”) provide for two classes of common stock:  Class A for which the holder of a share is entitled to one vote, and Class B for which the holder of a share is entitled to ten votes. The Articles also provide for one or more series of preferred stock. However, as of the Record Date none of that preferred stock was outstanding.

How many shares of Company stock are outstanding and may be voted at the Annual Meeting?

On the Record Date, there were 37,421,200 shares of our Class A common stock and 3,158,714 shares of our Class B common stock outstanding and entitled to be voted at our Annual Meeting.

What are the quorum requirements for the Annual Meeting?

In order to carry out the business of a shareholder meeting, a quorum of shares entitled to vote must be present. At our Annual Meeting, a simple majority of our issued and outstanding common stock entitled to be voted as of the Record Date, represented in person or by proxy, will constitute a quorum. As an example, a quorum would be established by the presence of shareholders, directly or by proxy, holding at least 20,289,958 shares of our 40,579,914 total Class A and Class B common stock.

If a quorum is not present at the Annual Meeting, the meeting may be adjourned until a quorum is present. Broker nonvotes (described below) are counted as present for purposes of determining the presence of a quorum.

How many votes are required for approval of agenda items, and what is the impact of the voting power of the outstanding Company stock?

Because of the ten-for-one voting power of our Class B common stock, shares of that stock have a substantial impact on the voting power for purposes of taking votes on matters addressed at our Annual Meeting. The total number of votes to which our Class A common stock and our Class B common stock were entitled as of the Record Date were 37,421,200 and 31,587,140 respectively. Under our Articles, voting on these agenda items must be by our Class A and Class B common stock, all voting as a group.

With a quorum present, adoption of our Annual Meeting proposals will require the following affirmative votes:

•
For the election of four nominees in Class II of our board, the four nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) and in each case constituting a tally of at least a majority of that quorum, excluding broker nonvotes.

•
For each of the ratification of appointment of Grant Thornton and the adoption of the minutes of the 2014 annual meeting, “FOR” votes (among votes properly cast in person or by proxy) constituting in each case a tally of at least a majority of that quorum.

Will cumulative voting be allowed on election of directors at the Annual Meeting?

Our Articles expressly provide for non-cumulative voting in the election of directors. Therefore, cumulative voting will not be allowed at our Annual Meeting.

How many outstanding shares of the Company are held by the Company’s directors and executive officers?

As of the Record Date, the number and percentage of outstanding shares entitled to vote held by our directors and executive officers and their affiliates were 4,250,227 shares of our Class A common stock, constituting approximately 11.3% of our outstanding stock in that class, and 1,176,217 shares of our Class B common stock, constituting approximately 37.2% of the outstanding stock in that class.

Why did I receive the Internet Notice in the mail regarding Internet availability of proxy materials this year instead of a paper copy of the proxy materials?

Under rules adopted by the United States Securities and Exchange Commission (“SEC”), we furnish our proxy materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder.  For purposes of the Annual Meeting, on or about May 19, 2015 we mailed the Internet Notice to our shareholders of record.  Since you received an Internet Notice by mail, you are not to receive a printed copy of these materials unless you request one.

The Internet Notice includes instructions on accessing and reviewing our proxy materials and our Annual Report on the Internet.  The Internet Notice also provides instructions on submitting a proxy on the Internet.

At the time we began mailing of the Internet Notice, we also first made available on the Internet at www.proxyvote.com our Letter to Shareholders, Notice of Annual Meeting, Proxy Statement and Annual Report.

How do I request paper or email copies of the proxy materials?

You may receive a paper or email copy of our proxy materials and Annual Report by requesting them by any of the following methods and following the instructions given:

•	Online — Go to www.proxyvote.com.

•	Email — Send message to sendmaterial@proxyvote.com.

•	Telephone — Call 1.800.579.1639.

Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

How may I vote my shares?

The answer to this question depends upon your relationship to the shares to be voted.

Registered shares.  If you hold shares in your own name, you may vote by proxy in any of three ways:

•
Online— Go to www.proxyvote.com and follow the instructions.  You need to enter certain information that is printed on your Internet Notice or Proxy Card.  You can also use this website to elect to be notified in the future by email that future proxy statements and annual reports are available online instead of receiving paper copies of those materials by mail.

•
By Telephone— Call toll-free 1.800.690.6903 within the United States and follow the instructions. You need to enter certain information that is printed on your Internet Notice or Proxy Card in order to vote by telephone.

•	By Mail— Complete, sign and date your Proxy Card and return it in the envelope provided.

In the alternative, you may vote in person at our Annual Meeting.

GCI 401(k) Plan shares. If you hold shares in the Company’s GCI 401(k) Plan, the proxy you submit provides instructions as to how the shares are to be voted. Such proxies when received are, pursuant to instructions from us, placed under the control of our plan committee appointed by our board which administers the GCI 401(k) Plan (“Plan Committee”) and are voted by the Plan Committee in accordance with your instructions on how to vote your plan shares. You can vote online, by telephone or by returning the Proxy Card in the envelope provided. You cannot vote your GCI 401(k) Plan shares in person at the Annual Meeting. If you do not submit a Proxy Card, the Plan Committee will vote your plan shares proportionately with those shares for which the Plan Committee will receive valid proxies to vote. To allow sufficient time for the Plan Committee to tabulate the vote of the plan shares, your vote must be received before the close of business on June 22, 2015. These shares are also to be counted for purposes of establishing a quorum.

Street name shares. If you hold shares through a bank, broker or other institution, you should receive material from that firm explaining how to vote.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A shareholder may hold shares through a broker, bank or other nominee rather than directly in the shareholder’s own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services ("Computershare"), you are considered the shareholder of record with respect to those shares, and the Internet Notice and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at our Annual Meeting. If we have received a request from you for printed proxy materials, we have enclosed a Proxy Card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Internet Notice and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend our Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at our Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a Voting Instruction Card for you to use in directing that person as to how to vote your shares.

May I vote my shares by filling out and returning the Internet Notice?

No. The Internet Notice identifies the items to be voted on at our Annual Meeting. However, you cannot vote by marking the Internet Notice and returning it. The Internet Notice provides instructions on how to vote by Internet, by requesting and returning a paper Proxy Card, by telephone, or by returning a ballot or otherwise voting in person at our Annual Meeting.

How will instructions which I provide in my Proxy Card be addressed in voting at the Annual Meeting?

The shares represented by each executed, valid Proxy Card submitted to us will be voted at our Annual Meeting in accordance with the instructions in that Proxy Card and subject to conditions as described in the Proxy Card. The Proxy Card will be voted for our board’s nominees for directors as a classified board and as otherwise specified in the Proxy Card, unless a contrary choice is specified.  The Proxy Card also gives discretionary authority to the holder on other matters as described in the Proxy Card and Proxy Statement.

What if I do not give specific voting instructions in filling out my Proxy Card?

The answer to this question depends upon your relationship to the shares to be voted.

Shareholder of Record.  If you are a shareholder of record and you indicate, when voting by the Internet or by telephone, that you wish to vote as recommended by our board, or return a signed Proxy Card but do not indicate how you wish to vote, then your shares are to be voted in accordance with the recommendations of our board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting.  If you indicate a choice with respect to any matter to be acted upon on your Proxy Card, the shares are to be voted in accordance with your instructions, subject to the terms of the card.

Beneficial Owner.  If you are a beneficial owner of shares held in street name and do not provide the person that holds your shares with voting instructions, that person must determine if it has the discretionary authority to vote on the particular matter.  The Exchange Act requires stock exchanges to adopt rules which prohibit a broker that is not the beneficial owner of a security registered under the act from voting without instructions from the beneficial owner in connection with a shareholder vote on specific matters.  These specific matters consist of election of an individual to a board of directors of an issuer, executive compensation or any other significant matter as determined by the SEC by rule.  If you do not provide voting instructions to your broker on a proposal, e.g., using a Voting Instruction Card, where the broker does not have discretionary authority to vote on that particular proposal, your shares are considered “broker nonvotes” with regard to that proposal, which will have the effect of excluding your vote from the tallies.

What if I abstain from a vote?

Abstentions are included in the determination of shares present for purposes of establishing a quorum.  Because an abstention represents shares entitled to vote on any matter presented for shareholder approval, the effect of the abstention is the same as a vote against the proposal at our Annual Meeting.

Are all votes cast at the Annual Meeting to be counted?

All votes cast by our shareholders directly or by proxy, completed and executed in accordance with the instructions on the Proxy Card or Voting Instruction Card (honored by the broker or other nominee and timely presented to the Company), will be counted at our Annual Meeting.  A Proxy Card clearly marked as withholding authority to elect a nominee or otherwise as abstaining on a proposal to be addressed at our Annual Meeting will be honored and not voted (although present and entitled to vote).  Similarly, a broker holding shares of record for a beneficial owner generally is not entitled to vote on matters presented at our Annual Meeting (as previously described) unless the owner gives that broker specific voting instructions.

A Proxy Card having no clear indication of a vote on a proposal to be addressed at our Annual Meeting is to be voted “FOR” the corresponding proposal, as the case may be.  A Proxy Card having conflicting indications or more than one selection on a proposal to be addressed at our Annual Meeting is not to be voted on that matter but is to be used for purposes of establishing a quorum.

How are votes counted?

Votes are to be tabulated through a vendor selected by the Company to establish the platform for Internet voting.  Proxy Cards and other evidences of voting are to be reviewed by an independent inspector of election, retained by the Company for the Annual Meeting, for compliance with instructions adopted by our board for voting in the context of that meeting.  Separate counts of “FOR,” “WITHHOLD ALL” and “FOR ALL EXCEPT” on votes on director elections, and separate counts of “FOR,” “AGAINST” and “ABSTAIN” on votes on any proposals other than director elections are to be made along with separate counts of broker nonvotes.  Abstentions will not be counted towards an affirmative vote total for a proposal at our Annual Meeting.  Broker nonvotes will be counted for the purpose of determining whether a quorum is present, but will otherwise be excluded from the tallies.

May I change my vote after I have voted?

Even if you voted by telephone or on the Internet, or if you requested paper proxy materials and signed the Proxy Card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote.  A proxy executed using the Proxy Card enclosed may be revoked by the shareholder signing the Proxy Card at any time before authority granted under the Proxy Card is exercised by giving written notice to the Secretary of our board at the principal executive offices of the Company.  This notice may also be delivered to the Secretary at our Annual Meeting prior to a vote using the Proxy Card.

Thereafter, a shareholder revoking the proxy may vote in person or by other proxy as provided by our Bylaws.  A shareholder wishing to revoke the Proxy Card may do so by executing another valid proxy bearing a later date.  However, if you wish to vote at our Annual Meeting and your broker, bank or nominee is, the shareholder of record, you must request, complete and deliver a legal proxy from that person.

What does it mean if I receive more than one Internet Notice, Proxy Card or Voting Instruction Card?

It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all Internet Notices, Proxy Cards and Voting Instruction Cards you receive.

Who may attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.  Each shareholder may also bring one guest to our Annual Meeting if there is space available.

Are there any prerequisites for admission to the Annual Meeting?

As one of our shareholders as of the Record Date, you may be asked in entering the Annual Meeting to present proof that you are such a holder.  Otherwise, interested parties are invited to join us at the meeting, although our shareholders and employees are to be admitted first should there not be space available to accommodate you at the meeting site.

Who pays for the proxy solicitations?

The expenses of the proxy solicitation made by our board for our Annual Meeting, including the cost of preparing and assembling for use on our website of, and use in mailing at a shareholder’s request paper copies of, the Notice of Annual Meeting, Proxy Card, Proxy Statement, and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries, if any, for forwarding such documents to beneficial owners, are to be paid by us.

How will the Company solicit votes for the Annual Meeting?

We plan to solicit proxies for our Annual Meeting via the Internet, mail as needed, in person or by telephone, electronic mail or other electronic transmission.  These solicitations may be carried out by our officers, directors and employees.  None of these individuals are to receive additional compensation in that effort.

Is a list of Company shareholders available to me?

A list of names of Company shareholders of record as of the Record Date entitled to vote at our Annual Meeting will be available to shareholders entitled to vote at the meeting for 30 days prior to the meeting for any purpose relevant to the meeting.  This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 2550 Denali Street, Suite 1000, Anchorage, Alaska.

How do I find out the results of votes taken at the Annual Meeting?

Voting results will be announced at our Annual Meeting.  Also, the results will be included in our current report on Form 8-K filed with the SEC subsequent to the Annual Meeting.  Furthermore, we will post the results on our website at www.gci.com.  After the Form 8-K is filed, you may obtain a copy by visiting our website.

What if I have questions about lost stock certificates or I need to change my mailing address?

A shareholder may contact our transfer agent, Computershare, by calling 1.877.277.9943, or by writing to Computershare at P.O. Box 30170, College Station, Texas 77842-3170, or by visiting the transfer agent’s website at www.computershare.com/investor to get more information about these matters.

Who is the Company’s independent registered public accounting firm?

Our independent registered public accounting firm, i.e., our External Accountant, is appointed by our Audit Committee.  Our Audit Committee appointed Grant Thornton as our External Accountant for the year ended December 31, 2015.  A representative of Grant Thornton is expected to be present at our Annual Meeting.

Where can I find more information about the Company?

We file annual reports using Form 10-K, quarterly reports using Form 10-Q, current reports from time to time using Form 8-K and make other public filings with the SEC.  The public may read and copy any materials we file with the SEC on these forms at the SEC’s Internet address www.sec.gov.

We make available, at no charge through our website at www.gci.com our annual reports using Form 10-K, quarterly reports using Form 10-Q, current reports using Form 8-K and amendments to them, as well as copies of our proxy statements filed with the SEC, as soon as reasonably practicable after we electronically file that material with the SEC.  In addition, we have posted on our website our Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Code of Business Conduct and Ethics (“Ethics Code”).  Information on our website does not form a part of this Proxy Statement.

When are shareholder proposals and recommendations for the 2016 annual shareholder meeting due?

The time period during which we must receive proposals and recommendations, if any, from our shareholders for placement in our 2016 proxy statement is controlled by our Bylaws and as further described in this Proxy Statement.  See, “Future Shareholder Proposals and Recommendations.”

MATTERS TO BE VOTED UPON

The agenda for our Annual Meeting centers on two action items presented to our shareholders, i.e., the election of a portion of our board and ratification of the appointment of our External Accountant for 2015. Other matters may be taken up as described below.

Director Elections

Overview.  As of the Record Date, our board was composed of ten directors classified into the following three classes with the number of members of each class as indicated: Class I (three members), Class II (four members), and Class III (three members).

At our Annual Meeting four individuals will be elected in Class II of our board, each for a three-year term.  The individuals so elected will serve subject to the provisions of our Bylaws and until the election and qualification of their respective successors.

Our board, upon recommendation of its Nominating and Corporate Governance Committee, has identified four nominees for election as directors at the Annual Meeting.  This identification has been done in accordance with the committee’s charter as further described elsewhere in this Proxy Statement.  See “Governance of Company:  Boards and Committees — Nominating and Corporate Governance Committee.”  We believe these nominees are willing to serve.

Our board intends that the proxy holders named in the accompanying Proxy Card or their substitutes are to vote for the election of these nominees unless specifically instructed to the contrary.  However, in the event one or more of these nominees at the time of the election shall be unable or unwilling, or shall otherwise be unavailable for election and as a consequence other nominees shall be designated, those proxy holders or their substitutes will have discretion and authority to vote or refrain from voting in accordance with their judgment with respect to those other nominees.

Recommendation of Board.  Our board recommends to our shareholders a vote “FOR” the slate of four nominees, each as a Class II director for election at our Annual Meeting, i.e., a vote for proposal number 1 of the Proxy Card.  This slate is as follows:

•	Stephen M. Brett

•	Ronald A. Duncan

•	Stephen R. Mooney

•	Eric L. Zinterhofer

Background and other information on the nominees are provided elsewhere in this Proxy Statement.  See, “Governance of Company:  Directors and Executive Officers.”

Ratification of Appointment of External Accountant

Overview.  Our Audit Committee appointed Grant Thornton as our External Accountant for the year ended December 31, 2015.  Our board ratified that action and directed management to submit the appointment for ratification by our shareholders at the Annual Meeting.

A representative of Grant Thornton is expected to be present at the Annual Meeting.  That representative will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Neither our Articles nor our other governing documents require shareholder ratification or otherwise approval of the appointment of Grant Thornton as our External Accountant for 2015.  However, the submission of appointment of Grant Thornton to our shareholders for ratification is, we believe, a matter of good corporate practice.  If ratification is not obtained, our Audit Committee intends to continue the engagement of Grant Thornton at least through the end of 2015.  However, even if the appointment is ratified, our Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time should the committee determine that such a change would be in the best interests of the Company and its shareholders.

Recommendation of Board.  Our board recommends to our shareholders a vote “FOR” ratification of the appointment of Grant Thornton as our External Accountant for the year ended December 31, 2015, i.e., a vote for proposal number 2 of the Proxy Card.  As a further step in the ratification process, the following resolution will be offered at our Annual Meeting for consideration by our shareholders:

“RESOLVED, that the shareholders of General Communication, Inc. (“Company”) hereby ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015.”

Other Business

Other matters, beyond the election of directors and approval of the External Accountant for 2015, which may be addressed at our Annual Meeting consist of approval (but not the ratification) of the minutes of our past annual shareholder meeting held on June 23, 2014, matters incident to the conduct of our Annual Meeting, and other business as may properly come before our shareholders at our Annual Meeting.  A vote for the adoption of those minutes will be an affirmation that the minutes, as written, properly reflect the proceedings of that meeting and the actions taken at that meeting.  However, such a vote will not be an action constituting approval or disapproval of the matters referred to in those minutes.

While we were, as of the Record Date, unaware of other matters of business to come before our Annual Meeting, they could include election of a person to our board for which a bona fide nominee is named in this Proxy Statement and where that nominee is unable to serve or for good cause refuses to serve, and matters proposed by our shareholders for which we have not received timely notice.  Our board intends to use discretionary voting authority given it under our Bylaws and in compliance with Rule 14a-4(c) adopted under the Exchange Act should any of these matters come before our Annual Meeting.

Other than these matters, our board does not intend to bring business before our Annual Meeting and is not aware of any other matter which anyone else proposes to present for action at our Annual Meeting.  However, in the event any other matters shall properly come before our Annual Meeting, the persons named in the accompanying Proxy

Card or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act upon those matters in accordance with their judgment.

GOVERNANCE OF COMPANY

Directors and Executive Officers

As of the Record Date, our board consisted of ten director positions, divided into three classes of directors serving staggered three-year terms.

A director on our board is elected at an annual meeting of shareholders and serves until the earlier of his or her resignation or removal, or his or her successor is elected and qualified.  Our executive officers generally are appointed at our board's meeting immediately preceding each annual meeting of shareholders and serve at the discretion of the board.

The following table sets forth certain information about our directors and executive officers as of the Record Date:

Name	Age	Position
Stephen M. Brett[1]	74	Chairman, Director
Ronald A. Duncan[1]	62	President, Chief Executive Officer and Director
Peter J. Pounds	42	Senior Vice President, Chief Financial Officer, and Secretary
G. Wilson Hughes	69	Chief Executive Officer, The Alaska Wireless Network
William C. Behnke	57	Senior Vice President
Martin E. Cary	50	Vice President – General Manager, Managed Broadband Services
Gregory F. Chapados	57	Executive Vice President and Chief Operating Officer
Paul E. Landes	57	Senior Vice President and General Manager, Consumer Services
Gregory W. Pearce	52	Vice President and General Manager, Business Services
Tina M. Pidgeon	46	Senior Vice President, Chief Compliance Officer, General Counsel and Government Affairs
Bridget L. Baker[1]	55	Director
Jerry A. Edgerton[1]	73	Director
Scott M. Fisher[1]	49	Director
William P. Glasgow[1]	56	Director
Mark W. Kroloff[1]	58	Director
Stephen R. Mooney[1]	55	Director
James M. Schneider[1]	62	Director
Eric L. Zinterhofer[1]	43	Director
[1]The present classification of our board is as follows: (1) Class I – Messrs. Edgerton and Kroloff and Ms. Baker, whose present terms expire at the time of our 2017 annual meeting; (2) Class II – Messrs. Brett, Duncan, Mooney, and Zinterhofer whose present terms expire at the time of our Annual Meeting; and (3) Class III – Messrs. Fisher, Glasgow, and Schneider, whose present terms expire at the time of our 2016 annual meeting.

The board, when considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the board to satisfy its oversight responsibilities effectively in light of the Company's business and structure, focused primarily on each person's background and experience.  We believe that the Company's directors have backgrounds that, when combined, provide us with a board equipped to direct us through an ever challenging course in the segments of the telecommunication business in which we are involved.  Attributes of members of our board include experience in entrepreneurial, cable service, telecommunication, technological and financial aspects of companies similar to, as well as much larger than, us.

In particular, our board considered important the following regarding its members.  With regard to Mr. Brett, our board considered his telecommunications and cable experience, as well as his over 40 year experience as a corporate lawyer.  With regard to Ms. Baker, our board considered her experience with broadcast and cable networks. With regards to Messrs. Fisher and Glasgow, our board considered the broad backgrounds of these individuals in finance and their operational experience with cable companies.  With regards to Messrs. Edgerton and Mooney, our board considered the extensive experience and expertise of these individuals in business development in the telecommunications industry.  Our board also considered the broad perspective brought by Mr. Kroloff's experience in operating diverse businesses throughout Alaska as well as his experience as a lawyer.  With regard to Mr. Schneider, our board considered his significant financial and accounting experience including his time spent as Chief Financial Officer of a large public company. With regard to Mr. Zinterhofer, our board considered his experience as an investor in cable, fiber, wireless, and satellite companies.

Our board also considered the many years of experience with the Company represented by Mr. Duncan, our President and Chief Executive Officer.  He has been with the Company since he co-founded it.

Many of our directors, including Messrs. Edgerton, Glasgow, Kroloff, Mooney and Schneider, were initially proposed for nomination by (or, in the case of Mr. Kroloff, through a request from Mr. Duncan to) holders of significant amounts of Company shares.  Our board has retained each of these directors, even after the shareholders have exited the Company or no longer have retained a right to nominate a director, due to the valued expertise our board feels they provide as members.

Stephen M. Brett. Nominee. Mr. Brett has served as Chairman of our board since June 2005 and as a director on our board since January 2001.  He has been of counsel to Sherman & Howard, L.L.C., a law firm, since January 2001.  He was Senior Executive Vice President for AT&T Broadband from March 1999 to April 2000.  His present term as a director on our board expires at the time of our Annual Meeting.

Ronald A. Duncan. Nominee. Mr. Duncan is a co-founder of the Company and has served as a director on our board since 1979.  Mr. Duncan has served as our President and Chief Executive Officer since January 1989.  His present term as director on the board expires at the time of our Annual Meeting.

Peter J. Pounds. Mr. Pounds became our Chief Financial Officer and one of our Senior Vice Presidents effective January 1, 2014. Prior to that he served as Vice President, Finance since 2009. Prior to that, he served as Senior Financial Analyst.

G. Wilson Hughes.  Mr. Hughes has served as the Chief Executive Officer of The Alaska Wireless Network, LLC since July 22, 2013. Prior to that he served as our Executive Vice President – Wireless from June 4, 2012 to July 22, 2013.  Prior to that, he served as our Executive Vice President and General Manager from June 1991 to June 4, 2012.

William C. Behnke.  Mr. Behnke has served as one of our Senior Vice Presidents since January 2001.

Martin E. Cary.  Mr. Cary has served as our Vice President – General Manager, Managed Broadband Services since September 2004.

Gregory F. Chapados.  Mr. Chapados has served as our Executive Vice President and Chief Operating Officer since June 2012.  Prior to that, he served as one of our Senior Vice Presidents from June 2006 to June 2012.

Paul E. Landes.  Mr. Landes has served as one of our Senior Vice Presidents and as General Manager, Consumer Services since December 2010.  Prior to that, he served as our Vice President and General Manager, Consumer Services from September 2005 to December 2010.

Gregory W. Pearce.  Mr. Pearce has served as our Vice President and General Manager, Business Services since June 2010.  Prior to that, he served as our Vice President and General Manager, Commercial Services beginning in September 2005.

Tina M. Pidgeon.  Ms. Pidgeon has served as our Senior Vice President, Chief Compliance Officer, General Counsel and Government Affairs, since September 2010.  Prior to that, she served as our Vice President, Federal Regulatory Affairs from January 2003 to September 2010.

Bridget L. Baker. Ms. Baker has served as a director on our board since July 2013. Since January 2013, she has been a Principal of Baker Media, Inc., an entertainment and media consulting firm that she founded. From 2006 to 2012, she was NBCUniversal's President of TV Networks Distribution where she oversaw the North American distribution of NBCUniversal's content across the cable, satellite, and telecommunications industry. Her present term as a director on our board expires at the time of our 2017 annual meeting.

Jerry A. Edgerton. Mr. Edgerton has served as a director on our board since June 2004.  Since January 2013, he has been Chief Executive Officer of Cumulus Solutions, Inc., a provider of visual collaboration tools. From September 2011 to December 2012, he was President of Global Services for iNETWORKS Group, Inc., a comprehensive telecommunications solutions provider.  From July 2009 to August 2011, he was President of Government Markets for Core 180, a network integrator for large governmental and commercial customers.  From November 2007 to May 2009, he was Chief Executive Officer for Command Information, Inc., a next generation Internet service company.  From April 2007 to October 2007, Mr. Edgerton was an advisor on matters affecting the telecommunications industry as well as the U.S. government.  Prior to that and from January 2006 to April 2007, he was Group President of Verizon Federal.  Prior to that and from November 1996, he was Senior Vice President – Government Markets for MCI Communications Corporation, an affiliate of MCI, which was later acquired by Verizon Communications, Inc.  His present term as a director on our board expires at the time of our 2017 annual meeting.

Scott M. Fisher.  Mr. Fisher has served on our board since December 2005.  From 1998 to the present, he has been a partner of Fisher Capital Partners, Ltd., a private equity and real estate investment company located in Denver, Colorado.  During that time, Fisher Capital owned and operated Peak Cablevision, a multiple system cable television operator with approximately 120,000 subscribers.  At Peak Cablevision, Mr. Fisher was responsible for television programming and corporate development.  From June 1990 to April 1998, he was Vice President at The Bank of New York and BNY Capital Resources Corporation, an affiliate of The Bank of New York, where he worked in the corporate lending and commercial leasing departments.  Mr. Fisher serves on the advisory boards of several private companies.  His present term as director on our board expires at the time of our 2016 annual meeting.

William P. Glasgow.  Mr. Glasgow has served as a director on our board since 1996.  From 2005 to the present, Mr. Glasgow has been Chief Executive Officer of AmericanWay Education.  From 1999 to December 2004, he was President/CEO of Security Broadband Corp.  From 2000 to the present Mr. Glasgow has been President of Diamond Ventures, L.L.C., a Texas limited liability company and sole general partner of Prime II Management, L.P., and Prime II Investments, L.P., both of which are Delaware limited partnerships.  Since 1996, he has been President of Prime II Management, Inc., a Delaware corporation, which was formerly the sole general partner of Prime II Management, L.P.  His present term as a director on our board expires at the time of our 2016 annual meeting.

Mark W. Kroloff.  Mr. Kroloff has served as a director on our board since February 2009.  Since January 2010, he has been a principal at First Alaskan Capital Partners, LLC, an investment firm.  From May 2005 to December 2009, he was Senior Executive Vice President and Chief Operating Officer of Arctic Slope Regional Corporation ("ASRC"), an Alaska Native regional corporation formed pursuant to the Alaska Native Claims Settlement Act.  From 2001 to April 2005, Mr. Kroloff was Chief Operating Officer of Cook Inlet Region, Inc., also an Alaska Native regional corporation.  Prior to that, from 1989 to 2001 he was Vice President and General Counsel of Cook Inlet Region, Inc.  He also serves on the board of managers for Trilogy International Partners, LLC.  Mr. Kroloff's present term as a director on our board expires at the time of our 2017 annual meeting.

Stephen R. Mooney. Nominee. Mr. Mooney has served as a director on our board since January 1999.  He has been a Partner at Chessiecap Securities, Inc., an investment bank specializing in technology and telecommunications services based in Maryland since 2012.  From April 2010 to 2012, Mr. Mooney was a Managing Director with the McClean Group, LLC, a national financial advisory services firm.  From February 2008 to November 2009, Mr. Mooney was Vice President, Business Development for Affiliated Computer Services, Inc., a global information technology and business process outsourcing company.  From January 2006 to September 2007, he was Executive Director, Business Development of VerizonBusiness, a unit of Verizon.  Prior to that, he was Vice President, Corporate Development and Treasury Services at MCI beginning in 2002.  From 1999 to 2002, he was Vice President of WorldCom Ventures Fund, Inc.  His present term as a director on our board expires at the time of our Annual Meeting.

James M. Schneider.  Mr. Schneider has served as a director on our board since July 1994.  He has been Chairman of Frontier Bancshares, Inc. since February 2007.  Prior to that, Mr. Schneider had been Senior Vice President and Chief Financial Officer for Dell, Inc. from March 2000 to February 2007.  Prior to that, he was Senior Vice President – Finance for Dell Computer Corporation from September 1998 to March 2000.  From 2012 to the present Mr. Schneider has been an Operating Partner for Lead Edge Capital. He served on the board of directors of GAP, Inc. from September 2003 to October 2010.  Mr. Schneider also served on the board of directors of

Lockheed Martin Corporation from December 2005 to August 2010.  His present term as a director on our board expires at the time of our 2016 annual meeting.

Eric L. Zinterhofer. Nominee. Mr. Zinterhofer has served as a director on our board since March 4, 2015. Mr. Zinterhofer is a Founding Partner of Searchlight Capital Partners. Prior to co-founding Searchlight, Mr. Zinterhofer was co-head of the media and telecommunications investment platform at Apollo Management, L.P. Mr. Zinterhofer has been an active cable investor over the last 15 years in companies such as Charter Communications, Liberty Cablevision Puerto Rico, Unity Media, Cablecom and Primacom. Mr. Zinterhofer is also an active investor in the fiber, wireless and satellite sectors, having invested in Integra Telecom, IPCS, Spectrasite and Dish TV India. His present term as a director on our board expires at the time of our Annual Meeting.

Board and Its Committees; Meetings

The standing committees of our board are as follows:

•Audit Committee.
•Compensation Committee.
•Investment Committee.
•Executive Committee.
•Finance Committee.
•Nominating and Corporate Governance Committee.

The membership and chairs of these committees are as follows:

Board Committee Members

Name	Audit	Compensation	Investment	Executive	Finance(1)	Nominating & Corporate Governance
Stephen M. Brett		X		Chair		Chair
Bridget L. Baker						X
Ronald A. Duncan			X	X
Jerry A. Edgerton		Chair				X
Scott M. Fisher	X		X		X	X
William P. Glasgow	X		Chair	X	X	X
Mark W. Kroloff			X			X
Stephen R. Mooney	Chair	X	X	X		X
James M. Schneider		X	X			X
Eric L. Zinterhofer			X			X
(1) Mr. Pounds is also a member of this committee.

Audit Committee.  Our Audit Committee is governed by, and carries out its responsibilities under, the Audit Committee Charter, as adopted and amended from time to time by our board (“Audit Committee Charter”).  The charter sets forth the purpose of the Audit Committee and its membership prerequisites and operating principles.  It also requires our Audit Committee to select our independent, registered, public accounting firm to provide us accounting and audit services, i.e., our External Accountant, and sets forth other primary responsibilities.  A copy of our Audit Committee Charter is available to our shareholders on our Internet website: www.gci.com.

The Nasdaq corporate governance listing standards require that at least one member of our Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background which results in the individual’s “financial sophistication.”  This financial sophistication may derive from the person being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Our board believes that Messrs. Fisher, Glasgow and Mooney, are audit committee financial experts (“Audit Committee Financial Experts”) and also meet the Nasdaq requirements for financial sophistication.  Our board further believes that Messrs. Fisher, Glasgow and Mooney are each an independent director as the term is defined in the Nasdaq Stock Market corporate listing standards (to which the Company is subject), i.e., an individual other than one of our executive officers or employees or any other individual having a relationship which in the opinion of our board would interfere in carrying out the responsibilities of a director (“Independent Director”).

Under the SEC’s rules, an Audit Committee Financial Expert is defined as a person who has all of the following attributes:

•	Understanding of accounting principles generally accepted in the United States of America (“GAAP”) and financial statements.

•	Ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves.

•
Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

•	Understanding of internal control over financial reporting.

•	Understanding of audit committee functions.

The Audit Committee Charter specifies how one may determine whether a person has acquired the attributes of an Audit Committee Financial Expert.  They are one or more of the following:

•
Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involved the performance of similar functions.

•	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

•	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

•	Other relevant experience.

Our Audit Committee acts on behalf of our board and generally carries out specific duties including the following, all of which are described in detail in our Audit Committee Charter:

•	Principal Accountant Selection, Qualification — Is directly responsible for appointment, compensation, retention, oversight, qualifications and independence of our External Accountant.

•	Financial Statements — Assists in our board’s oversight of integrity of the Company financial statements.

•	Financial Reports, Internal Control — Is directly responsible for oversight of the audit by our External Accountant of our financial reports and reports on internal control.

•	Annual Reports — Prepares reports required to be included in our annual proxy statement. See, “Audit Committee Report.”

•
Complaints — Receives and responds to certain complaints relating to internal accounting controls, and auditing matters, confidential, anonymous submissions by our employees regarding questionable accounting or auditing matters, and certain alleged illegal acts or behavior-related conduct in violation of our Ethics Code.  See, “Code of Business Conduct and Ethics.”

•	Principal Accountant Disagreements — Resolves disagreements, if any, between our External Accountant and us regarding financial reporting.

•	Non-Audit Services — Reviews and pre-approves any non-audit services (audit-related, tax and other non-audit related services) offered to us by our External Accountant (“Non-Audit Services”).

•	Attorney Reports — Addresses certain attorney reports, if any, relating to violation of securities law or fiduciary duty by one of our officers, directors, employees or agents.

•	Related Party Transactions — Reviews certain related party transactions as described elsewhere in this Proxy Statement. See, “Certain Transactions.”

•	Other — Carries out other assignments as designated by our board.

Our Audit Committee met five times during 2014.  See, “Audit Committee Report.”

Compensation Committee.  Consideration and determination of compensation of our executive officers and directors during 2014 were subject to processes and procedures carried out through our Compensation Committee (“Compensation Program”), the aspects of which are described elsewhere in this Proxy Statement.  See, “Compensation Discussion and Analysis:  Principles of the Compensation Program.”  Our Compensation Committee is composed of Messrs. Brett, Edgerton (Chair), Mooney, and Schneider.  All of the members of the committee are considered by our board to be Independent Directors.

Our Charter of the Compensation Committee sets forth the scope of authority of our Compensation Committee and requires the committee to carry out the following:

•	Review, on an annual basis, plans and targets for executive officer and board member compensation.

◦
Review is specifically to address expected performance and compensation of, and the criteria on which compensation is based for, the Chief Executive Officer and such other of our executive officers as our board may designate for this purpose.

•	Monitor the effect of ongoing events on, and the effectiveness of, existing compensation policies, goals, and plans.

◦	Events specifically include but are not limited to the status of the premise that all pay systems correlate with our compensation goals and policies.

◦	Report from time to time, its findings to our board.

•	Administer our Amended and Restated 1986 Stock Option Plan (“Stock Option Plan”) and approve grants of options and awards pursuant to the plan.

•	Monitor compensation-related publicity and public and private sector developments on executive compensation.

•	Familiarize itself with, and monitor the tax, accounting, corporate, and securities law ramifications of, our compensation policies, including but not limited to.

◦	Comprehending a senior executive officer’s total compensation package.

◦	Comprehending the package’s total cost to us and its total value to the recipient.

◦	Paying close attention to salary, bonuses, individual insurance and health benefits, perquisites, special benefits to specific executive officers, and other retirement benefits.

•	Establish the overall cap on executive compensation and the measure of performance for executive officers, either by predetermined measurement or by a subjective evaluation.

•	Strive to make our compensation plans simple, fair, and structured so as to maximize shareholder value.

In carrying out its duties, our Compensation Committee may accept for review and inclusion in its annual review with our board, recommendations from our Chief Executive Officer as to expected performance and compensation of, and the criteria on which compensation is based for, executive officers. Although it did not use one in 2014, the Compensation Committee may, at its sole discretion, use a compensation consultant.

Our Compensation Committee met two times during 2014.  See, “Governance of Company:  Compensation Committee Interlocks and Insider Participation” and “Governance of Company: Compensation Committee Report.”

Investment Committee.  Our Investment Committee was established by our board to review opportunities for the Company to diversify its business to minimize risk and enhance shareholder returns.  The Investment Committee met seven times during 2014.

Executive Committee.  Our Executive Committee was established by our board to manage and operate the affairs of the Company between our board meetings, except to the extent shareholder authorization is required by law, our Articles or our Bylaws.  The Executive Committee has the power to perform or authorize any act that could be done or accomplished by majority action of all the directors of our board, except as set forth in our Bylaws.  Those exceptions are responsibilities expressly reserved to our board by state law.  Our Executive Committee did not meet during 2014.

Finance Committee.  Our Finance Committee is responsible for reviewing our finance matters from time to time and providing guidance to our chief financial officer regarding these matters.  The Finance Committee did not meet during 2014.

Nominating and Corporate Governance Committee.  Overview — Our Nominating and Corporate Governance Committee is governed by, and carries out its responsibilities under, the Nominating and Corporate Governance Committee Charter.  The charter sets forth the purpose of the Nominating and Corporate Governance Committee and its membership prerequisites, operating principles and primary responsibilities.  A copy of the Nominating and Corporate Governance Committee Charter is available to our shareholders on our Internet website: www.gci.com.  All members of the committee are considered by our board to be Independent Directors.

The Nominating and Corporate Governance Committee is principally responsible for carrying out the following, all of which are described in detail in the Nominating and Corporate Governance Committee Charter:

•	Nominations — Identifies and recommends nominees for our board and its committees.

•	Corporate Governance — Reviews and recommends to our board or independently takes action on various corporate governance issues.

•
Complaints — Receives and responds to certain complaints raised by our employees, and not otherwise addressed by our Audit Committee, regarding alleged illegal acts or behavior-related conduct by our board members in violation of our Ethics Code.

•	Supervision — Supervises our chief financial officer in the context of our Ethics Code.

•	Other — Carries out other assignments as designated by our board.

In addition to setting forth the purpose of the committee, the Nominating and Corporate Governance Committee Charter establishes committee membership qualifications, terms, definition of Independent Director (same as that described in the prior discussion of our Audit Committee), and operating principles. In the context of its corporate governance responsibilities, our committee is to develop and recommend to our board, from time to time, a set of corporate governance principles applicable to us, and to review and recommend changes, if any, to our Ethics Code.

Under its charter, the Nominating and Corporate Governance Committee reviews on an annual basis our board’s committee structure and recommends changes, if any, to it, establishes criteria and processes for, and leads our board and each of its committees in, its annual performance self-evaluation.  The committee also works with the chair of our Compensation Committee on issues of management objectives, evaluation of our chief executive officer, and management development and succession.

Our Nominating and Corporate Governance Committee met two times during 2014.

Process for Identifying and Evaluating Nominee for Director — The Nominating and Corporate Governance Committee Charter requires our Nominating and Corporate Governance Committee to identify and recommend to our board, from time to time, as nominees one or more individuals who satisfy criteria set forth in the charter to stand for election to the board by our shareholders.  Under the charter, this process of identifying and recommending nominees and the criteria used in the process apply equally to existing board members considered for re-election and individuals not then on the board considered for board membership.

These criteria apply for candidates identified by (in addition to the Nominating and Corporate Governance Committee) individual members of the committee, members of our board, shareholder recommendations accepted by the committee, and, in the committee’s discretion, through consultants as otherwise provided in the committee’s charter.  Similarly, the same process and criteria are used under the charter in the event a vacancy occurs on our board.  In addition, in this context the charter requires the committee to identify and recommend to the board an individual to fill that position on the board, subject to the individual’s standing for election by our shareholders at the then next shareholder meeting.

The criteria set forth in the Nominating and Corporate Governance Committee Charter and which the committee must apply in identifying and evaluating board nominees are as follows:

•	Board size.

•	Minimum qualifications.

•	Skills and characteristics.

•	Company strategic direction.

•	Board compositional needs.

The board size criterion is not further described in the charter.  However, our Bylaws specify a board size of not less than three and not more than twelve members.  The size of the board may increase or decrease within these limits, depending upon the needs of the Company, e.g., Company strategic direction or board compositional needs.  The actual size is fixed by resolution of the board.

The minimum qualifications criterion is set forth in our Bylaws.  Those qualifications are that the individual must be of legal age which is defined as at least 21 years of age and at all times otherwise satisfy other qualifications as set forth in the Nominating and Corporate Governance Committee Charter.  The qualifications set forth in the Bylaws further specify that a director need not be a shareholder or a resident of the State of Alaska.  These minimum qualifications are applied by the committee to each board member and nominee to the board.

The skills and characteristics criterion is set forth in the charter as prerequisites for each member (unless otherwise specified) of our board.  These skills and characteristics are as follows:

•	Knowledge, skills and experience — Knowledge, skills and experience in at least one of the primary industries in which the Company operates.

•
Fundamental financial statements — Ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and at least have familiarity with underlying accounting rules and practices.

•	Business and financial risks — Ability to understand key business and financial risks of the Company.

•	Changing needs of society — Appreciation of the relationship of the Company’s business to the changing needs of society.

•	Financial sophistication — With respect to at least one board member, skills, attributes and financial sophistication of an Audit Committee Financial Expert.

•	Independent Director — With respect to at least a simple majority of the authorized members of the board, be an Independent Director.

•	Other specifications — Other skills and characteristics specifically identified and approved by the Committee.

These skills and characteristics are applied by the committee to each recommendation to the board.

Our Nominating and Corporate Governance Committee does not have a written diversity policy in identifying nominees for director positions.  The Company provides services in several areas including the dynamic and ever-changing telecommunications marketplace.  Our Nominating and Corporate Governance Committee seeks out nominees who best fit the needs of our Company at the time of an intended expansion of our board or otherwise nomination for a board position.  Things that might be considered by the committee at the time of filling of a board position might include the prospective nominee’s background and experience in a particular aspect of telecommunications in the event the Company planned to expand into, or otherwise emphasize its influence in, that area of services.

The Company strategic direction criterion requires the committee’s understanding of the strategic direction requirements of the Company.  Establishment of that direction is the ongoing responsibility of our board.

The board compositional needs criterion includes, but is not limited to, specific talents and experience involving technology, business, finance, administration or public service, in light of prevailing business conditions and the skills and characteristics already possessed by other members of the board.  For example, in the event the board chooses to have the Company move into a new segment of the telecommunications marketplace or to expand its current services into new geographic areas in which current board members are not associated, the committee may seek out candidates to fill additional positions on the board to expand its skills and characteristics in that new segment or its contacts with that expanded geographic area.

The Nominating and Corporate Governance Committee typically meets in conjunction with scheduled meetings of the board.  The committee seeks to identify and recommend individuals as nominees to the board depending upon the needs of the board, e.g., to change its size or otherwise bring additional skills and characteristics to the board. The Company maintains open communication with its shareholders and provides a procedure whereby a qualified shareholder of record for a shareholder meeting may make a recommendation of a nominee for director as further discussed elsewhere in the Proxy Statement.  See, “Shareholder Communications” and “Future Shareholder Proposals and Recommendations.”  Under the Nominating and Corporate Governance Committee Charter, a recommendation of a director nominee from such a shareholder must be reviewed and evaluated by the committee, and the committee’s determination on that recommendation must be subject to application of the same criteria as applied by the committee on existing board members standing for re-election to the board.

Under the Nominating and Corporate Governance Committee Charter, the committee is required, at least annually as a part of the Company’s assessment of strategic direction, to review with the board the board skills and characteristics criterion.  As a part of this review, the committee is further required to recommend appropriate amendments to, or changes of, that criterion.  In addition, under the charter the committee must review on an annual basis the board’s committee structure and recommend to the board for its approval directors to serve as members of each of those committees.  Also under the charter, the committee is to establish criteria and process for, and lead the board and each board committee in, its annual performance self-evaluation.  Each such evaluation is to include discussion with the full board following the end of each calendar year and focus on contributions to the Company by the board and each board committee and on areas in which a better contribution can be made.

There were no shareholder recommendations for director nominees for the Annual Meeting.  In addition, as a result of the above referenced review conducted by the Nominating and Corporate Governance Committee in 2014 and as of the Record Date, the committee concluded, and as of the Record Date continued to be satisfied, that the process for identifying and evaluating nominees for director, including the procedures for processing nominees recommended by our shareholders, meet our needs.

Board Attendance.  Our board held five meetings during 2014.  All incumbent directors, as disclosed in this Proxy Statement, attended 75% or more of the meetings of our board and of committees of the board for which they individually were seated as directors.

Meetings of Independent Directors.  The Independent Directors seek to meet at least two times per year.  The Independent Director meetings are held without any of our management directors or employees present.  The presiding director at this meeting is the Chairman of the Board.  During 2014, the Independent Directors met two times.

Director Independence

Mr. Brett, our Chairman of the Board, is in that capacity an officer under our Bylaws and responsible for the conduct of our board meetings and shareholder meetings when present.  However, he is considered by our board to have no greater influence on our affairs or authority to act on behalf of us than any of the non-executive directors on our board.

Our board believes each of its members satisfies the definition of an Independent Director, with the exception of Mr. Duncan who is an officer and employee of the Company.  That is, in the case of all other board members, our board believes each of them is an individual having a relationship which does not interfere with the exercise of independent judgment in carrying out the member’s director responsibilities to us.

Board Leadership Structure and Role in Risk Oversight

Structure.  Under our Bylaws and during 2014 and up through the Record Date, our board elected from its members a Chairman of the Board, President, Secretary and Treasurer.  In addition, under those Bylaws the board has ratified or otherwise elected a number of senior vice presidents and Company division managers from time to time.  The compliment of all such officers and managers as of the Record Date are as displayed previously.  See “Governance of Company:  Directors and Executive Officers.”

Under our Bylaws, any of our officers may or may not be directors, except that the Chairman of the Board and the President must be directors.  Also under our Bylaws, an officer holds office until the first meeting of our board following an annual meeting subsequent to his or her election.  Individuals elected to those officer positions serve in those positions, subject to their earlier death, resignation or removal in accordance with our Articles, Bylaws and Alaska law, until their successors are chosen and qualified.

Under Alaska law as applied to the Company, any individual may simultaneously hold more than one officer position, except that the positions of president and secretary must be held by separate individuals.  During 2014 and up through the Record Date, the positions of Chairman of the Board and President were held by separate individuals, i.e., Messrs. Brett and Duncan, respectively.  The position of Secretary was held by Mr. Pounds during 2014 through the Record Date.  Tom Chesterman was the Treasurer during 2014 through the Record Date.  Furthermore, during that time period the positions of Chairman of the Board and Chief Executive Officer for the Company were held by separate individuals, i.e., Messrs. Brett and Duncan, respectively.

These divisions of responsibilities have been in place for many years, although it is not required under Alaska law other than that the officer positions of president and secretary must be held by different individuals for a corporation with multiple shareholders.  We have found that this division of responsibilities works well in the best interest of the Company and its shareholders.  That is, it allows our President and Chief Executive Officer to concentrate on the operational aspects of the Company and our Chairman of the Board to concentrate on the functions of our board and its relationship to our shareholders.

Under our Bylaws in case any office becomes vacant, our board has the power to fill the vacancy.  In case of absence or disability of an officer, the board may, under our Bylaws, delegate the powers or duties of that officer to another Company officer.  Also under our Bylaws, our board as the governing body of the Company may by at least a simple majority vote of the whole board set the number of positions on the board.  However, under our Articles and Bylaws, that number cannot be less than three or more than twelve.

Other guidelines for the structure and conduct of business of the board are set forth in our Bylaws.  These include, but are not limited to, classification of the board, election of directors, removal of directors, establishment of the Executive Committee and other committees of the board, places of meetings, notice and conduct of meetings, director compensation, declaration of dividends, action without meeting and meetings held other than in person.

We believe that this leadership structure has proved appropriate for us.  In carrying on the day-to-day operation of the Company, separate managers and officers possessing the experience and leadership skills are necessary elements of the Company’s approach to the communications markets which it serves.  Each of the members of our board brings to the table significant experience in telecommunications separate from the Company.

For example, Mr. Brett has served as a senior executive officer for a broadband company.  Mr. Duncan is a founder of, and has served as president of, our Company for over 30 years.  Similarly, many of our senior executive officers have served us in excess of 20 years.  Details as to the past experience of these important individuals are set forth elsewhere in the Proxy Statement.  See, “Governance of the Company:  Directors and Executive Officers.”  Our leadership structure has allowed us to grow by expanding our geographic area of services within Alaska and elsewhere and by acquisition of other businesses that had provided such services.

Risk Oversight.  Under our board’s leadership structure, risk oversight policy ultimately resides in the board and is an integral part of our board’s deliberations throughout the year.  While management is responsible for daily management of risk, our board directly and through its committees has responsibility for oversight of risk management.  Although our board committees meet from time to time separate from board meetings, risk issues are also brought before the board directly.  This approach works well for us, particularly for our Compensation Committee and our Nominating and Corporate Governance Committee.  This oversight is addressed in the context of the Company’s strategic direction as established by the board.  It also comes into play as the board continually addresses evolving technology, and business and finance needs and opportunities of the Company.

Our board relies upon our president and our senior executive officers to identify risks to the Company and its operation and success in the telecommunications marketplace.  Our board chair, as well as other board members, (with the exception of Mr. Duncan) are Independent Directors.  Our board also relies upon its committee structure for recommendations as to risk identification and response.  Executive officer and committee reviews and recommendations on risk are usually made orally to the board.

In some cases, our board carries out its responsibilities relating to risk oversight by delegating certain specific risk areas to the board committee whose specific duties and area of expertise are best suited to addressing that risk.  For example, among other tasks, our Audit Committee oversees material risks relating to our liquidity, credit, operations and regulatory compliance.  Our Compensation Committee routinely oversees material risks relating to our compensation policies and practices.  An important task of our Nominating and Corporate Governance Committee is overseeing material risks relating to director independence and potential conflicts of interests.  With information obtained from these reports or otherwise through direct discussion of the risk issues by the full board, our board may then ask questions about, and deliberate and take action in the form of, establishing new policies and issuing new directives to our president or one of our committee chairs, as the case may be, for appropriate analysis or action.

In summary, we believe our leadership structure allows our board to play a critical role in oversight of material risks and to provide direction to management.  At the same time it accommodates the fact that risk management is primarily a responsibility of our management.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of four members of our board as identified elsewhere in this Proxy Statement.  All of these members served on the committee during all of 2014.  See, “Governance of Company:  Board and Committee Meetings — Compensation Committee.”  The relationships of them to us are described elsewhere in this Proxy Statement.  See, “Governance of Company:  Directors and Executive Officers”; “Ownership of Company”; and “Certain Transactions.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis.  Based upon that review and discussion, the Compensation Committee recommended to our board that the Compensation Discussion and Analysis be included in our Annual Report and in this Proxy Statement.

Compensation Committee
Jerry A. Edgerton, Chair
Stephen M. Brett
Stephen R. Mooney
James M. Schneider

Director Compensation

The following table sets forth certain information concerning the cash and non-cash compensation earned by our directors ("Director Compensation Plan"), each for services as a director during the year ended December 31, 2014:

2014 Director Compensation1

Name	Fees Earned or Paid in Cash ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen M. Brett	65,000	83,625	—	—	—	—	148,625
Bridget L. Baker	65,000	83,625	—	—	—	—	148,625
Jerry A. Edgerton	65,000	83,625	—	—	—	—	148,625
Scott M. Fisher	65,000	83,625	—	—	—	—	148,625
William P. Glasgow	65,000	83,625	—	—	—	—	148,625
Mark W. Kroloff	65,000	83,625	—	—	—	—	148,625
Stephen R. Mooney	90,000	83,625	—	—	—	—	173,625
James M. Schneider	65,000	83,625	—	—	—	—	148,625

[1] Compensation to Mr. Duncan as a director is described elsewhere in this report. See "Executive Compensation" and "Compensation Discussion and Analysis."
[2]  Each director received a grant of awards of 7,500 shares of Company Class A common stock on June 1, 2014 (the grant date).  The value of the shares on the date of grant was $11.15 per share, i.e., the closing price of the stock on Nasdaq on that date and as calculated in accordance with FASB ASC Topic 718.

During 2014, the Director Compensation Plan provided for $65,000 per year for all Directors with the exception of Mr. Mooney, Audit Committee chair, who will receive an additional $25,000 per year (paid quarterly).

During 2014, the stock compensation portion of our Director Compensation Plan consisted of a grant of 7,500 shares of Class A common stock to a director for a year of service, or a portion of a year of service.  Because the shares vest upon award, they are subject to taxation based upon the then fair market value of the vested shares.

Except for our Director Compensation Plan, during 2014 the directors on our board received no other direct compensation for serving on the board and its committees. However, they were reimbursed for travel and out-of-pocket expenses incurred in connection with attendance at meetings of our board and its committees.

Compensation Consultant, Legal and Other Adviser Independence

The Company has no stated policy as to selection of compensation, legal and other advisers, other than to seek out and obtain advice from such advisers as needed in the on-going operations of the Company.  In the past, such counsel relating to executive compensation has been obtained, if at all, by our Compensation Committee, subject to ratification by our board, from persons who are not officers, directors or employees of the Company.  That counsel has been retained based upon services which the adviser offers and our needs at the time we seek the advice.

Litigation and Regulatory Matters

We were, as of the Record Date, involved in several administrative and civil action matters primarily related to our telecommunications markets in Alaska and the remaining 49 states and other regulatory matters.  These actions are discussed in more detail elsewhere in our Annual Report.  See “Part I — Item 3 — Legal Proceedings.”  However, as of that date, our board was unaware of any legal proceedings in which one or more of our directors, officers, affiliates or owners of record or beneficially of more than 5% of any class of our voting securities, or any associates of the previously listed persons were parties adverse to us or any of our subsidiaries.  Furthermore, as of that date, our board was unaware of any events occurring during the past 10 years materially adverse to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the Company.

In December 2010, Mr. Schneider settled charges brought against him by the SEC for actions that allegedly took place when he was the chief financial officer at Dell, Inc.  Mr. Schneider is no longer employed by Dell, Inc.  He settled the charges and consented to the issuance of an SEC administrative order without admitting or denying the SEC's findings, with limited exceptions.  The limited exceptions are acknowledgment of the SEC's jurisdiction over Mr. Schneider and the subject matter of the SEC proceedings brought against him, and the SEC findings with respect to litigation involving that company and certain of its senior executive officers including Mr. Schneider.  The court in that litigation entered an order permanently enjoining Mr. Schneider, by consent, from future violations of specified provisions of federal securities law.  Mr. Schneider paid, as specified in the court's order, $3 million as a civil money penalty and $83,096 in disgorgement of ill-gotten gains, as well as $38,640 in prejudgment interest.  In the settlement with the SEC, Mr. Schneider has further consented to his suspension from appearing or practicing before the SEC as an accountant for at least five years, after which time he may request reinstatement by application to the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Compensation of our executive officers and directors during 2014 was subject to processes and procedures carried out through our Compensation Committee ("Compensation Program").  This compensation discussion and analysis ("Compensation Discussion and Analysis") addresses the material elements of our Compensation Program as applied to our Chief Executive Officer, our Chief Financial Officer, and to each of our three other most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2014.  All five of these officers are identified in the Summary Compensation Table ("Named Executive Officers").  See "Executive Compensation:  Summary Compensation Table."

Both the Compensation Committee and the Company believe that the compensation paid to the Named Executive Officers under our Compensation Program is fair, reasonable, competitive and consistent with our Compensation Principles.  See "Compensation Discussion and Analysis: Principles of the Compensation Program."

Our Compensation Committee is composed of Messrs. Brett, Edgerton (Chair), Mooney, and Schneider.  All of the members of the committee are considered by our board to be Independent Directors.

The charter of the Compensation Committee guides decisions regarding our Compensation Program, the aspects of which are described elsewhere in this report.  See "Compensation Discussion and Analysis:  Process." A copy of our Compensation Committee Charter is available to our shareholders on our Internet website: www.gci.com.

Our Charter of the Compensation Committee sets forth the scope of authority of our Compensation Committee and requires the committee to carry out the following:

•	Review, on an annual basis, plans and targets for executive officer and board member compensation, if any –

◦
Review is specifically to address expected performance and compensation of, and the criteria on which compensation is based for, the Chief Executive Officer and such other of our executive officers as our board may designate for this purpose.

•	Monitor the effect of ongoing events on, and the effectiveness of, existing compensation policies, goals, and plans –

◦	Events specifically include but are not limited to the status of the premise that all pay systems correlate with our compensation goals and policies.

◦	Report from time to time, its findings to our board.

•	Administer our Amended and Restated 1986 Stock Option Plan ("Stock Option Plan") and approve grants of options and awards pursuant to the plan.

•	Strive to make our compensation plans fair and structured so as to maximize shareholder value.

In carrying out its duties, our Compensation Committee may accept for review and inclusion in its annual review with our board, recommendations from our Chief Executive Officer as to expected performance and compensation of, and the criteria on which compensation is based for, executive officers.  See "Compensation Discussion and Analysis:  Process."

Principles of the Compensation Program

Our Compensation Program is based upon the following principles (“Compensation Principles”):

•	Compensation is related to performance and must cause alignment of interests of executive officers with the long term interests of our shareholders.

•	Compensation targets must take into consideration competitive market conditions and provide incentives for superior performance by the Company.

•	Actual compensation must take into consideration the Company’s and the executive officer’s performance over the prior year and the long term, and the Company’s resources.

•	Compensation is based upon both qualitative and quantitative factors.

•	Compensation must enable the Company to attract and retain management necessary to cause the Company to succeed.

Process

Overview.  Our Compensation Committee reviews and approves the base salary, incentive and other compensation of our Chief Executive Officer and senior executive officers, including the Named Executive Officers.  The analyses and recommendations of the Chief Executive Officer on these matters may be considered by our Compensation Committee in its deliberations and approvals.

Other elements of executive compensation and benefits as described in this section are also reviewed by our Compensation Committee on a regular basis.

Implementation.  Discussions on executive compensation and benefits made by the Compensation Committee have been guided by our Compensation Principles.  The elements of compensation as described later in this section are believed by the Compensation Committee to be integral and necessary parts of the Compensation Program.

Our Compensation Committee has concluded that each individual segment of each element of executive compensation continues generally to be consistent with one or more of our Compensation Principles.  Our Compensation Committee has further concluded the amount of compensation provided by the segment is reasonable, primarily based upon a comparison of the compensation amounts and segments we provide when compared to those offered by other similar companies in our industry and in our market.

Our process for determining executive compensation and benefits does not involve a precise and identifiable formula or link between each element and our Compensation Principles.  However, it takes into consideration market practice and information provided by our management.  Furthermore, it is based upon the relationship of compensation as shall be paid and financial performance of the Company.  It is also the result of discussion among our Compensation Committee members and management.  Ultimately it is based upon the judgment of our Compensation Committee.

Each year our Compensation Committee reviews elements of compensation for each of our senior executive officers including, for 2014, the Named Executive Officers.

In 2010, base salary and incentive stock targets were compared to survey data and amounts offered by a group of similar companies.  The Company's relative financial performance was reviewed in order to determine what a reasonable amount of compensation might be in relation to its peer group.  The compensation peer group is principally made up of the following:

•	Companies in industries similar to our Company.

•	Companies with which our Company competes for executive talent.

•	Our Company's direct business competitors.

•	Companies that compete with our Company for investment dollars.

The compensation peer group list used in determining the reasonableness of our Compensation Program consisted of 16 companies as follows:

Alaska Communications Systems Group, Inc.	Knology, Inc.
C Beyond, Inc.	Mediacom Communications Corp.
Cincinnati Bell, Inc.	Premiere Global Services, Inc.
Consolidated Communications Holdings, Inc.	RCN Corp
Crown Media Holdings, Inc.	SureWest Communications
Equinix, Inc.	Time Warner Telecom, Inc.
Grande Communications	Wave Broadband
Iowa Telecommunications Services, Inc.	XO Holdings, Inc.

Individual levels of base compensation were generally targeted to be set within a range of between the 50th and 75th percentile, based upon the executive's individual performance in the prior year relative to his or her peers, the executive's future potential, and the scope of the executive's responsibilities and experience.  Input from the individual executives in terms of their expectation and requirements were considered as well.

We believe this method of setting compensation enables the Company to attract and retain individuals who are necessary to lead and manage the Company while enabling the Company to differentiate between executives and performance levels and responsibility.  The comparison to other companies also allowed the Compensation Committee to determine the reasonableness of the balance between long-term incentive and annual base compensation.

The Compensation Committee determined that, in general, base compensation levels for the Company's senior officers were reasonable and within the 50th and 75th percentile when compared to officers of companies in our peer group having comparable financial performance when it completed its review in 2010.

Based on its review in 2010, the Compensation Committee established a four year compensation plan that ended in 2013.  During 2014, the Compensation Committee analyzed such things as the economy and the business environment in which the Company operates to determine if any modifications were needed to the four year compensation plan established during 2010.  Based on its review, the Compensation Committee concluded that that the salaries and incentive compensation established in 2010 were still appropriate for the senior executive officers with a few exceptions.  See "Compensation Discussion and Analysis: Performance Rewarded." The Compensation Committee believes the framework established in 2010 continues to provide an effective framework upon which the Compensation Program is based. The Compensation Committee has modified the Compensation Program at its discretion to continue its effectiveness for motivating the senior executive officers and aligning their interests with the long term interests of our shareholders and believes it is appropriate through 2016.

Elements of Compensation

Overview.  For 2014, the elements of compensation in our Compensation Program were as follows:

•	Base Salary.

•	Incentive Compensation Bonus Plan ("Incentive Compensation Plan").

•	Stock Option Plan.

•	Perquisites.

•	Retirement and Welfare Benefits.

As of the Record Date, there were no compensatory plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with any termination of employment or other working relationship of such an officer with us (including without limitation, resignation, severance, retirement or constructive termination of employment of the officer).  Furthermore, as of that date, there were no such plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with a change of control of us or a change in such an officer's responsibilities to us.  However, in the event of a change in control, the options and restricted stock of our Named Executive Officers could vest.  See "Executive Compensation:  Potential Payments upon Termination or Change-in-Control."

The Company has no requirements with respect to security ownership by its officers or directors, and it has no policies regarding hedging the economic risk of ownership of Company equity.  Executive officers are invited to provide their input with respect to their compensation to the Compensation Committee primarily through our Chief Executive Officer.

A Named Executive Officer participating in the Compensation Program could, under terms of the corresponding Incentive Compensation Plan agreement with us and pursuant to our Deferred Compensation Plan, elect to defer a significant portion of that compensation.  In this instance, the Named Executive Officer becomes our unsecured creditor.  See "Nonqualified Deferred Compensation."

Base Salary.  Effective January 1, 2014, based upon the process previously described in this section, the base salaries reported in the Summary Compensation Table (see "Executive Compensation:  Summary Compensation Table") were approved by the Compensation Committee.

Mr. Duncan's base salary reflects cash compensation of $925,000 per year.  Mr. Duncan's duties remained unchanged during 2014.

Mr. Hughes' base salary reflects cash compensation of $362,500 per year and $125,000 credited to his Deferred Compensation Arrangement account with us.  Mr. Hughes' duties remained unchanged during 2014.

Mr. Pounds's base salary reflects cash compensation of $350,000 per year. His duties remained unchanged during 2014.

Ms. Pidgeon's base salary reflects cash compensation of $325,000.  During 2014 the Company added Chief Compliance Officer to her existing roles.

Mr. Chapados' base salary reflects cash compensation of $450,000.  His duties remained unchanged during 2014.

Incentive Compensation Plan.  Overview – A portion of the Company's compensation to each Named Executive Officer relates to, and is contingent upon, the officer's performance and our financial performance and resources.

Messrs. Duncan, Hughes, Pounds, Chapados and Ms. Pidgeon – Overview.  In October 2010, our board approved changes to our Incentive Compensation Plan to create the incentive compensation framework for our Named Executive Officers (Messrs. Duncan, Hughes, Pounds, Chapados and Ms. Pidgeon, collectively "Named Executive Officers").

In the context of the Named Executive Officers, the Compensation Committee first determined the targeted annual incentive compensation for each of them.  Incentive compensation is paid out in the form of 50% cash and 50% in restricted stock grants that vest 100% at the end of three years, unless otherwise determined by the Compensation Committee based on the individual circumstances of each of the Named Executive Officer.  In the case of Ms. Pidgeon, her incentive compensation is paid out in the form of 75% cash and 25% in restricted stock grants that vest 100% at the end of three years. Therefore, the incentive compensation is designed to encourage the focus of these executives on long-term performance.  Discretionary annual cash bonuses are intended to reward short-term performance and to make our senior executive compensation packages competitive with comparable executive positions in other companies.

Incentive Compensation.  The following table provides a summary of the 2014 incentive compensation targets for the Named Executive Officers:

Name	Adjusted EBITDA ($)	Capex Spending ($)	Discretionary ($)	Total 2014 Incentive Compensation Plan Target ($)
Ronald A. Duncan[1]	398,578	192,860	1,414,308	2,005,746
Peter J. Pounds[2]	67,500	30,000	202,500	300,000
Gregory F. Chapados[2]	180,000	90,000	630,000	900,000
G. Wilson Hughes	100,000	45,000	321,667	466,667
Tina M. Pidgeon[3]	110,000	—	440,000	550,000

1  Mr. Duncan's incentive compensation target is calculated by multiplying the sum of his base salary, director cash compensation, estimated value of the stock grant for service as a director, and incentive compensation by the percentage increase in Adjusted EBITDA from Adjusted EBITDA in 2013 and adding that to his target incentive compensation. For 2014 that resulted in an additional $530,746 added to his incentive compensation plan target of $1,475,000.

[2]  The number of shares issued to Mr. Pounds and Mr. Chapados are determined by dividing the 50% of Incentive Compensation for shares by the price of our Class A shares on December 31, 2012, which was $9.59. This arrangement is in place for Mr. Pounds and Mr. Chapados through 2017.

3 Ms. Pidgeon's Incentive Compensation is paid out in the form of 75% cash and 25% in restricted stock grants that vest 100% at the end of three years.

The following is a description of what each of these incentive compensation targets are and how they are measured.

Adjusted EBITDA.  The Adjusted EBITDA Goal is intended to focus Messrs. Duncan, Pounds, Chapados and Ms. Pidgeon on increasing the earnings before depreciation and amortization expense, net interest expense, income taxes, share-based compensation expense, accretion expense, income or loss from equity investments, net income or loss attributable to non-controlling interest resulting from New Markets Tax Credit transactions and non-cash contribution adjustment (“Adjusted EBITDA”) of the Company and in the case of Mr. Hughes on increasing the Adjusted EBITDA of AWN. The goal is achieved by the Company recording Adjusted EBITDA that is greater than the targeted Adjusted EBITDA.

The targets for this metric were $308.5 million in 2014 for Messrs. Duncan, Pounds, Chapados and Ms. Pidgeon and $137.0 million for Mr. Hughes who would earn their Target Incentive Compensation for this goal if the metric was exceeded.  The incentive compensation earned is increased or decreased from the Target Incentive Compensation by 5% for each $1 million that the actual Adjusted EBITDA is above or below the Adjusted EBITDA metric.

Capex Spending.  The Capex Spending target is based on core capex spending adjusted for certain one-time items such as real estate purchases and grant funded projects ("Capex Spending") not exceeding the goal set forth by our board.  For Messrs. Duncan, Pounds, and Chapados the goal was $179.6 million in 2014.  In 2014 the targeted incentive for Capex Spending will be paid out at 100% if the total Capex Spending for the year is $179.6 million or less.  For 2014, the Capex Spending was less than $179.6 million. Ms. Pidgeon's incentive compensation did not include this target.

In the case of Mr. Hughes, the Capex Spending goal for AWN was $57.9 million. In 2014 the targeted incentive for Capex Spending will be paid out at 100% if the total Capex Spending for the year is $57.9 million or less.  For 2014, the Capex Spending was less than $57.9 million.

Discretionary.   The board will take various factors into account when deciding on the payout of the discretionary portion of the plan applying to the Named Executive Officers.  These factors include, but are not limited to, leadership, crisis management, succession planning, strategic planning, risk management, special projects, financial reporting, and compliance with our debt covenants.

The following table summarizes the 2014 incentive compensation achieved by the Named Executive Officers, each of whom participated in this plan.  The 2014 incentive compensation was paid 50% in cash and 50% issued in the form of restricted stock grants that will vest at the end of three years after the grant date with the exception of Ms. Pidgeon who was paid 75% in cash and 25% issued in the form of restricted stock grants; the majority of the cash portion was paid in 2014 with the remainder paid in 2015:

Goals	Ronald A. Duncan	Peter J. Pounds	Gregory F. Chapados	G. Wilson Hughes	Tina M. Pidgeon
Adjusted EBITDA Goal – Target Incentive Compensation	$398,578	$67,500	$180,000	$100,000	$110,000
Adjusted EBITDA Goal Achievement[1]	172.6%	172.6%	172.6%	176.5%	172.6%
2014 Adjusted EBITDA Incentive Compensation Earned	$687,946	$116,505	$310,680	$176,500	$189,860

Capex Spending	$192,860	$30,000	$90,000	$45,000	N/A
Capex Spending Achievement	100%	100%	100%	100%	N/A
2014 Capex Spending Incentive Compensation Earned	$192,860	$30,000	$90,000	$45,000	$—

Discretionary	$1,414,308	$202,500	$630,000	$321,667	$440,000
Discretionary Achievement[2]	91.5%	102.3%	94.9%	104.3%	110.9%
2014 Discretionary Incentive Compensation Earned	$1,293,626	$207,062	$597,664	$335,468	$488,178

2014 Incentive Compensation Earned	$2,174,432	$353,567	$998,344	$556,968	$678,038

[1]    The Adjusted EBITDA metric for 2014 was $308.5 million for the Company.  Messrs. Duncan, Pounds, Chapados and Ms. Pidgeon would earn their Target Incentive Compensation for this goal if the Company had Adjusted EBITDA equal to the metric.  The Target Incentive Compensation is increased or decreased by 5% for each $1 million that the actual Adjusted EBITDA is above or below the metric.  For 2014, the actual Adjusted EBITDA was $323.0 million resulting in actual Adjusted EBITDA that was $14.5 million above the metric, therefore, the earned Incentive Compensation for the Adjusted EBITDA goal was increased by 72.6%. The Adjusted EBITDA metric for 2014 was $143.0 million for AWN. Mr. Hughes would earn his Target Incentive Compensation for this goal if AWN had Adjusted EBITDA equal to the metric. The Target Incentive Compensation is increased or decreased by 5% for each $1 million that the actual Adjusted EBITDA is above or below the metric.  For 2014, the actual Adjusted EBITDA for AWN was $158.3 million resulting in actual Adjusted EBITDA that was $15.3 million above the metric, therefore, the earned Incentive Compensation for the Adjusted EBITDA goal was increased by 76.5%.

[2]    Our Compensation Committee considered the following factors regarding the Discretionary Achievement of the Named Executive Officers.  With regard to Mr. Duncan, the Compensation Committee took into account his leadership during 2014, performance in developing a strategic plan for key components of our business, diversification and succession planning.  With regard to Mr. Pounds, the Compensation Committee considered his leadership in regards to risk management, financial planning and management, and financial reporting.  With regard to Mr. Chapados, the Compensation Committee considered, among other thing, his leadership, his operating of the Wireline segment, his strategic and financial planning, and risk management. With regard to Mr. Hughes, the Compensation Committee took into account his leadership of the AWN integration, succession planning and the operations of our wireless strategy. With regard to Ms. Pidgeon, the Compensation Committee considered her leadership in managing strategic legal initiatives for the Company, team development, and her role in serving as General Counsel for the Company.

Incentive Compensation Targets.  Based on discussions with our CEO, management and the practices of other companies, our Compensation Committee approved the following incentive compensation targets for our Named Executive Officers which is expected to be in place through 2016:

Name	Adjusted EBITDA Goal ($)	Capex Spending[1] ($)	Discretionary ($)	Total 2015 Incentive Compensation Plan Target ($)
Ronald A. Duncan[2]	295,000	36,875	1,143,125	1,475,000
Peter J. Pounds[3]	80,000	10,000	310,000	400,000
Gregory F. Chapados[3]	180,000	22,500	697,500	900,000
G. Wilson Hughes	93,333	11,667	361,667	466,667
Tina M. Pidgeon[4]	120,000	—	480,000	600,000

[1] The Capex Spending target for 2015 is $166.7 million. If Capex Spending exceeds $174.2 million, the payout would reduce in a linear fashion to zero at $176.2 million.
2  Mr. Duncan's incentive compensation target is calculated by multiplying the sum of his base salary, director cash compensation, estimated value of the stock grant for service as a director, and incentive compensation by the percentage increase in Adjusted EBITDA from Adjusted EBITDA in 2013 and adding that to his target incentive compensation. Therefore, the exact amount of Mr. Duncan's 2015 Incentive Compensation Plan Target will not be known until the completion of fiscal year 2015.

[3]  Incentive Compensation is paid out in the form of 50% cash and 50% restricted stock grants that vest at the end of three years. The number of shares issued to Mr. Pounds and Mr. Chapados are determined by dividing the 50% of Incentive Compensation for shares by the price of our Class A shares on December 31, 2012, which was $9.59. This arrangement is in place for Mr. Pounds and Mr. Chapados through 2017.

4 Ms. Pidgeon's Incentive Compensation is paid out in the form of 75% cash and 25% restricted stock grants that vest 100% at the end of three years.

The Compensation Committee may change the incentive compensation amounts between the goals at its discretion.

Retention Incentives. Restricted stock grants are issued periodically to Named Executive Officers to encourage the executive to stay with the Company and to help the Named Executive Officers stay focused on the long term performance of the Company. Mr. Chapados and Ms. Pidgeon received restricted stock grants during 2014 as retention incentives.

Stock Option Plan.  Options and awards, if granted to the Named Executive Officers, were granted pursuant to terms of our Stock Option Plan.  In particular, the exercise price for options in each instance was the closing price for our Class A common stock on the Nasdaq Global Select Market on the day of the grant of the option.  Options or awards, if granted, were granted contemporaneously with the approval of the Compensation Committee, typically early in the year in question or late in the previous year as described above.  See "Compensation Discussion and Analysis:  Elements of Compensation – Incentive Compensation Plan." Since mid-2010 we have used restricted stock in place of options.

We adopted our stock option plan in 1986.  It has been subsequently amended from time to time and presently is our Stock Option Plan, i.e., our Amended and Restated 1986 Stock Option Plan.  Under our Stock Option Plan, we are authorized to grant awards and options to purchase shares of Class A common stock to selected officers, directors and other employees of, and consultants or advisors to, the Company and its subsidiaries.  The options are more specifically referred to as nonstatutory stock options or incentive stock options within Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code").  In addition, under the Stock Option Plan restricted stock awards may be granted as further described below.  The selection of grantees for options and awards under the plan is made by our Compensation Committee.

The number of shares of Class A common stock allocated to the Stock Option Plan is 15.7 million shares.  The number of shares for which options or awards may be granted is subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization.  As of the Record Date, there were 0.3 million shares subject to outstanding options under the Stock Option Plan, 2.1 million shares granted subject to vesting, 4.3 million share grants had vested, 8.7 million shares had been issued upon the exercise of options under the plan, 1.5 million shares repurchased by the plan and 1.8 million shares remained available for additional grants under the plan.

Restricted stock awards granted under the Stock Option Plan may be subject to vesting conditions based upon service or performance criteria as the Compensation Committee may specify.  These specifications may include attainment of one or more performance targets.  Shares acquired pursuant to such an award may not be transferred by the participant until vested.  Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock where the restrictions have not lapsed prior to the participant's termination of service with us.  Participants holding restricted stock will have the right to vote the shares and to receive dividends paid, if any.  However, stock dividends will be subject to the same restrictions as the original award.

Our Compensation Committee selects each grantee and the time of grant of an option or award and determines the terms of each grant, including the number of shares covered by each grant and the exercise price.  In selecting a participant, as well as in determining these other terms and conditions of each grant, our Compensation Committee takes into consideration such factors as it deems, in its sole discretion, relevant in connection with accomplishing the purpose of the plan.

Under our Stock Option Plan, our authority to modify or amend the plan is subject to prior approval of our shareholders only in cases of increasing the number of shares of our stock allocated to, and available and reserved for, issuance under the plan, changing the class of persons eligible to receive incentive stock options or where shareholder approval is required under applicable law, regulation or rule.  One such law requiring shareholder approval before the Company may rely on it is Section 162(m) of the Internal Revenue Code.

Subject to these limitations, the Company may terminate or amend the Stock Option Plan at any time.  However, no termination or amendment may affect any outstanding option or award unless expressly provided by the Compensation Committee.  In any event, no termination or amendment of the plan may adversely affect an outstanding option or award without the consent of the participant unless necessary to comply with applicable law, regulation or rule.

With limited exception, no maximum or minimum exists with regard to the amount, either in dollars or in numbers, of options that may be exercised in any year, either by a single optionee or by all optionees under our Stock Option Plan.  At the 2002 annual meeting, our shareholders approved an amendment to the plan placing a limitation on accumulated grants of options of not more than 500,000 shares of Class A common stock per optionee per year.

With these exceptions, there are no fixed limitations on the number or amount of securities being offered, other than the practical limitations imposed by the number of employees eligible to participate in the plan and the total number of shares of stock authorized and available for granting under the plan.   Shares covered by options which have terminated or expired for any reason prior to their exercise are available for grant of new options pursuant to the plan.

Perquisites.  The Company provides certain perquisites to its Named Executive Officers.  The Compensation Committee believes these perquisites are reasonable and appropriate and consistent with our awareness of perquisites offered by similar publicly traded companies.  The perquisites assist in attracting and retaining the Named Executive Officers and, in the case of certain perquisites, promote health, safety and efficiency of our Named Executive Officers.  These perquisites are as follows:

•
Use of Company Leased Aircraft – The Company permits employees, including the Named Executive Officers, to use Company aircraft for personal travel for themselves and their guests.  Such travel generally is limited to a space available basis on flights that are otherwise business-related.  Where a Named Executive Officer, or a guest of that officer, flies on a space available basis, the additional variable cost to the Company (such as fuel, catering, and landing fees) is de minimus.  As a result, no amount is reflected in the Summary Compensation Table for that flight.  Where the additional variable cost to the Company occurs on such a flight for solely personal purposes of that Named Executive Officer or guest, that cost is included in the Summary Compensation Table entry for that officer.  Because it is rare for a flight to be purely personal in nature, fixed costs (such as hangar expenses, crew salaries and monthly leases) are not included in the Summary Compensation Table.  In any case, in the event such a cost is non-deductible by the Company under the Internal Revenue Code, the value of that lost deduction is included in the Summary

Compensation Table entry for that Named Executive Officer.  When employees, including the Named Executive Officers, use Company aircraft for such travel they are attributed with taxable income in accordance with regulations pursuant to the Internal Revenue Code.  The Company does not "gross up" or reimburse an employee for taxes he or she owes on such attributed income.  The variable cost of the aircraft for personal travel, if any, is included in the respective entries in the Summary Compensation Table.  See "Executive Compensation:  Summary Compensation Table."

•
Enhanced Long Term Disability Benefit – The Company provides the Named Executive Officers and other senior executive officers of the Company with an enhanced long term disability benefit.  This benefit provides a supplemental replacement income benefit of 60% of average monthly compensation capped at $10,000 per month.  The normal replacement income benefit applying to other of our employees is capped at $5,000 per month.

•
Enhanced Short Term Disability Benefit – The Company provides the Named Executive Officers and other senior executive officers of the Company with an enhanced short term disability benefit.  This benefit provides a supplemental replacement income benefit of 66 2/3% of average monthly compensation, capped at $2,300 per week.  The normal replacement income benefit applying to other of our employees is capped at $1,150 per week.

•
Miscellaneous – Aside from benefits offered to its employees generally, the Company provided miscellaneous other benefits to its Named Executive Officers including the following (see "Executive Compensation:  Summary Compensation Table – Components of 'All Other Compensation'"):

◦
Success Sharing – An incentive program offered to all of our employees that shares 15% of the excess earnings before interest, taxes, depreciation, amortization and share based compensation expense over the highest previous year ("Success Sharing").

◦
Board Fees – Provided to Mr. Duncan as one of our directors. The Compensation Committee believes that it is appropriate to provide such board fees to Mr. Duncan given the additional oversight responsibilities and the accompanying liability incumbent upon members of our board.  In determining the appropriate amount of overall compensation payable to Mr. Duncan in his capacity as  Chief Executive Officer, the Compensation Committee does take into account any such board fees that are payable to Mr. Duncan.  This monitoring of Mr. Duncan's overall compensation package for services rendered as Chief Executive Officer and as a director is done to ensure that Mr. Duncan is not being doubly compensated for the same services rendered to the Company.

Retirement and Welfare Benefits – GCI 401(k) Plan.  In January 1987, we adopted an Employee Stock Purchase Plan (“GCI 401(k) Plan”) qualified under Section 401 of the Internal Revenue Code of 1986. The GCI 401(k) Plan provides for acquisition of GCI’s Class A common stock at market value as well as various mutual funds. We may match a percentage of the employees' contributions up to certain limits. Named Executive Officers may, along with our employees generally, participate in our GCI 401(k) Plan in which we may provide matching contributions in accordance with the terms of the plan.

As of April 30, 2015, there remained 4,563,097 shares of Class A and 463,989 shares of Class B common stock allocated to our GCI 401(k) Plan and available for issuance by us or otherwise acquisition by the plan for the benefit of participants in the plan.

– Deferred Compensation Plan and Arrangements.  The Company provides to certain of our employees, including our executive officers and Named Executive Officers, opportunities to defer certain compensation under our nonqualified, unfunded, deferred compensation plan ("Deferred Compensation Plan").  In addition, we offer to our executive officers and to certain of our Named Executive Officers nonqualified, deferred compensation arrangements more specifically fashioned to the needs of the officer and us ("Deferred Compensation Arrangements").  During 2014, none of our officers participated in the Deferred Compensation Plan.  However, during 2014, Mr. Hughes, a Named Executive Officer, participated in a Deferred Compensation Arrangement specifically fashioned to his needs.  This Deferred Compensation Arrangement enables the individuals to defer compensation in excess of limits that apply to qualified plans, like our GCI 401(k) Plan, and to pursue other income tax goals which they set for themselves.

Based upon its review of the Deferred Compensation Arrangement, our Compensation Committee concluded that the benefits provided are in reasonable and an important tool in retaining the executive officer involved with the arrangements.

– Welfare Benefits.  With the exception of the enhanced long term and short term disability benefits described previously, the Company provided to the Named Executive Officers the same health and welfare benefits provided generally to all other employees of the Company at the same general premium rates as charged to those employees.  The cost of the health and welfare programs is subsidized by the Company for all eligible employees including the Named Executive Officers.

Performance Rewarded

Our Compensation Program is, in large part, designed to reward individual performance.  What constitutes performance varies from officer to officer, depending upon the nature of the officer's responsibilities.  Consistent with the Compensation Program, the Company identified key business metrics and established defined targets related to those metrics for each Named Executive Officer.  In the case of each Named Executive Officer, the targets were regularly reviewed by management, from time to time, and provided an immediate and clear picture of performance and enabled management to respond quickly to both potential problems as well as potential opportunities.  The Compensation Program also was used to establish and track corresponding applicable targets for individual management employees.

In 2014, the Compensation Program was used in the development of each Named Executive Officer's individual performance goals and established incentive compensation targets.  The Compensation Committee evaluated the performance of each of the executive officers and the financial performance of the Company and awarded incentive compensation as described above.  See "Compensation Discussion and Analysis:  Elements of Compensation – Incentive Compensation Plan."

In 2014, our Compensation Committee determined to increase the cash component of Mr. Pounds’ base salary from $300,000 to $350,000 effective January 1, 2014 and increase it to $400,000 effective January 1, 2015.  In addition, the Compensation Committee increased Mr. Pounds' annual Incentive Compensation target from $200,000 to $300,000 effective January 1, 2014 and to $400,000 effective January 1, 2015. The increases to Mr. Pounds' base salary and Incentive Compensation are to compensate him for the additional responsibilities resulting from the growth of the Company. The amounts disclosed under "Incentive Compensation – 2014 Incentive Compensation Targets" reflect the increase to Mr. Pounds’ 2014 incentive compensation target.

Timing of Equity Awards

Overview.  Timing of equity awards under our Director Compensation Plan and equity awards under our Compensation Program varies with the plan or portion of that program.  However, the Company does not, and has not in the past, timed its release of material nonpublic information for purposes of affecting the value of equity compensation.  Timing issues and our grant policy are described further below.

Director Compensation Plan.  As a part of the Director Compensation Plan, we grant awards of our common stock to board members, including those persons who may also be serving as one or more of our executive officers.  Mr. Duncan, a board member and Named Executive Officer, has been granted such awards in the past.  These awards are made annually in June of each year in accordance with the terms of the Director Compensation Plan.  The awards are made through our Stock Option Plan.  See "Compensation Discussion and Analysis:  Elements of Compensation – Stock Option Plan."

Incentive Compensation Plan.  As a part of our Compensation Program, from time to time, we grant awards in our Class A common stock to our executive officers, including the Named Executive Officers.  In particular, awards are granted in conjunction with the agreements that we enter into with Named Executive Officers pursuant to our Incentive Compensation Plan.  The grants of such awards are typically made early in the year at the time our board finalizes the prior year incentive compensation plan payouts for each of the Named Executive Officers.  All such awards are granted through the Stock Option Plan.  See "Compensation Discussion and Analysis:  Elements of Compensation – Incentive Compensation Plan" and "Compensation Discussion and Analysis:  Elements of Compensation – Stock Option Plan."

Stock Option Plan.  As a part of our Compensation Program, from time to time, we grant stock awards in our Class A common stock to our executive officers, including the Named Executive Officers, and to certain of our advisors.  In the case of an executive officer, these awards may be granted regardless of whether there is in place an agreement entered into with the officer under our Incentive Compensation Plan.  In the case of a new hire and where we choose to grant awards, the grant may be done at the time of hire.  In all cases, regardless of the identity of the grantee, the timing, amount and other terms of the grant of awards under our Stock Option Plan are determined in the sole discretion of our Compensation Committee.  See "Compensation Discussion and Analysis:  Elements of Compensation – Stock Option Plan."

In the event an executive level employee is hired or promoted during a year, that employee may be eligible to receive an award under the plans previously described in this section.  Grants of awards in this context may be made at the recommendation of management and only with action of the Compensation Committee.

Grant Policy.  Under our grant policy, all approved grants are granted effective the date they were approved by the committee and are priced at the market value at the close of trading on that date.  The terms of the award are then communicated immediately to the recipient.

Tax and Accounting Treatment of Executive Compensation

In determining the amount and form of compensation granted to executive officers, including the Named Executive Officers, the Company takes into consideration both tax treatment and accounting treatment of the compensation.  Tax and accounting treatment for various forms of compensation is subject to changes in, and changing interpretations of, applicable laws, regulations, rulings and other factors not within the Company's control.  As a result, tax and accounting treatment is only one of several factors that the Company takes into account in designing the previously described elements of compensation.

Compensation Policies and Practices in Relation to Our Risk Management

At the direction of our board, Company management has reviewed our compensation policies, plans and practices to determine whether they create incentives or encourage behavior that is reasonably likely to have a materially adverse effect on the Company.  This effort included a review of our various employee compensation plans and practices as described elsewhere in this report.  See "Compensation Discussion and Analysis: Process."

The purpose of the review was to evaluate risks and the internal controls we have implemented to manage those risks.  The controls include multiple performance metrics, corporate-wide financial measures, statutory clawbacks on equity awards, and board and board committee oversight and approvals.

In completing this review, our board and management believe risks created by our compensation policies, plans and practices that create incentives likely to have a material adverse effect on us are remote.

Shareholder Advisory Votes on Executive Compensation

At our 2014 annual meeting, our shareholders adopted a non-binding proposal pertaining to executive compensation of our Named Executive Officers. Our board anticipates placing before our shareholders a proposal on executive compensation at our 2017 annual shareholder meeting.

Our board views decisions as to compensation of Company named executive officers, including but not limited to those for 2014, as its responsibility.  Our board takes this responsibility seriously and has gone to considerable effort to establish and implement a process for determining executive compensation as described elsewhere in this report.  See "Compensation Discussion and Analysis."

Our board carefully considers all proposals from our shareholders.  However, in light of its responsibilities to the Company, our board may or may not follow the advice of those shareholder votes.

Our board contemplates next placing before our shareholders a proposal dealing with the frequency of shareholder advisory votes on executive compensation of our named executive officers during our 2017 annual shareholder meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

As of the Record Date, the Company did not have employment agreements with any of the Named Executive Officers.  The following table summarizes total compensation paid or earned by each Named Executive Officer for fiscal years 2014, 2013 and 2012.  The process followed by the Compensation Committee in establishing total compensation for each Named Executive Officer as set forth in the table is described elsewhere in this Proxy Statement.  See "Compensation Discussion and Analysis."

Summary Compensation Table

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Nonequity Incentive Plan Compen-sation ($)	Stock Awards[2] ($)	Option Awards[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation ($)[4]	Total ($)
Ronald A. Duncan[5] President and Chief Executive Officer	2014	925,000	—	1,087,216	1,093,862[6]	—	—	86,228	3,192,306
	2013	830,000	—	1,158,158	523,371[7]	—	—	75,000	2,586,529
	2012	600,000	—	566,209	31,100	—	—	67,000	1,264,309
Peter J. Pounds Senior Vice President, Chief Financial Officer and Secretary[8]	2014	350,000	2,281[9]	174,503	92,289[6]	—	—	21,426	640,499
Gregory F. Chapados Executive Vice President and Chief Operating Officer	2014	450,000	—	499,172	2,010,889[10]	—	—	23,426	2,983,487
	2013	347,917	—	542,654	143,286[7]	—	—	21,500	1,055,357
	2012	300,000	—	169,223	998,208[10]	—	—	19,000	1,486,431
G. Wilson Hughes Executive Vice President - Wireless	2014	487,500	6,901[9]	271,584	599,397[6]	—	—	18,623	1,384,005
	2013	487,500	—	754,465	285,084[11]	—	296	19,500	1,546,845
	2012	487,500	—	229,223	1,486,342[11]	—	2,272	25,875	2,231,212
Tina M. Pidgeon Senior Vice President, Chief Compliance Officer, General Counsel and Governmental Affairs	2014	325,000	36,134[9]	472,395	2,537,905[12]	—	—	23,426	3,394,860
	2013	275,000	31,980[9]	366,622	248,788[12]	—	—	111,913	1,034,303
	2012	275,000	23,848[9]	162,500	391,272[12]	—	—	224,369	1,076,989
________________________

[1]	For 2012, 2013 and 2014, salary includes deferred compensation of $125,000 for Mr. Hughes.

[2]
This column reflects the grant date fair values of awards of Class A common stock, restricted stock awards or stock options granted in the fiscal year indicated which were computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation – Stock Options ("ASC Topic 718"). Assumptions used in the calculation of these amounts are set forth in Note 9 of "the Annual Report at Part II – Item 8 – Consolidated Financial Statements and Supplementary Data."

[3]
The amount shown represents the above-market earnings on nonqualified deferred compensation plan balances. Above market-earnings is defined as earnings in excess of 120% of the long-term monthly applicable federal rate (AFR).

[4]	See, "Components of 'All Other Compensation'" table displayed below for more detail.

[5]
In 2012, Mr. Duncan received $81,100 in compensation for service on our board in the form of $50,000 in director fees and a stock award valued at $31,100. In 2013, Mr. Duncan received $106,450 in compensation for service on our board in the form of $57,500 in director fees and a stock award valued at $43,950. In 2014, Mr. Duncan received $148,625 in compensation for service on our board in the form of $65,000 in director fees and a stock award valued at $83,625.

[6]	The Stock Awards granted during 2014 were for the Named Executive Officer's performance during 2013.

[7]	The Stock Awards granted during 2013 were for the Named Executive Officer's performance during 2012.

[8]	Compensation for Mr. Pounds is only provided for 2014 as he was not a Named Executive Officer in 2013 or 2012.

[9]	The Bonus Compensation represents compensation paid pursuant to the Incentive Compensation Plan in excess of the target payment under the plan.

[10]
In 2012, Mr. Chapados received a stock award with a grant date fair value of $376,208 for his performance during 2011 and a stock award with a grant date fair value of $622,000 upon his promotion to Chief Operating Officer. In 2014, Mr. Chapados received a stock award with a grant date fair value of $551,389 for his performance during 2013 and a stock award with a grant date fair value of $1,459,500 as a retention incentive.

[11]
In 2012, Mr. Hughes received a stock award with a grant date fair value of $486,338 for his performance during 2011 and a stock award with a grant date fair value of $1,000,004 to incentivize Mr. Hughes to stay to lead the integration of AWN. In 2013, Mr. Hughes received a stock award with a grant date fair value of $194,084 for his perfomance during 2012 and a stock award with a grant date fair value of $91,000 granted upon the successful close of AWN.

[12]
In 2012, Ms. Pidgeon received a stock award with a grant date fair value of $291,267 for her performance during 2011 and a stock award with a grant date fair value of $100,005 to incentivize Ms. Pidgeon to stay with the Company. In 2013, Ms. Pidgeon received a stock award with a grant date fair value of $157,788 for her perfomance during 2012 and a stock award with a grant date fair value of $91,000 granted upon the successful close of AWN. In 2014, Ms. Pidgeon received a stock award with a grant date fair value of $348,655 for her performance during 2013 and a stock award with a grant date fair value of $2,189,250 as a retention incentive.

______________________

The amounts reported under the "All Other Compensation" column are comprised of the following:

Components of "All Other Compensation"

Name and Principal Position	Year	Stock Purchase Plan[1] ($)	Board Fees ($)	Success Sharing[2] ($)	Use of Company Leased Aircraft[3] ($)	Miscellaneous ($)	Total ($)
Ronald A. Duncan	2014	17,500	65,000	—	3,728	—	86,228
	2013	17,500	57,500	—	—	—	75,000
	2012	17,000	50,000	—	—	—	67,000
Peter J. Pounds	2014	17,500	—	1,926	—	2,000[4]	21,426
Gregory F. Chapados	2014	17,500	—	1,926	—	4,000[4]	23,426
	2013	17,500	—	—	—	4,000[4]	21,500
	2012	17,000	—	—	—	2,000[4]	19,000
G. Wilson Hughes	2014	17,500	—	1,123	—	—	18,623
	2013	17,500	—	—	—	2,000[4]	19,500
	2012	17,000	—	—	7,875	1,000[4]	25,875
Tina M. Pidgeon	2014	17,500	—	1,926	—	4,000[4]	23,426
	2013	17,500	—	—	91,413	3,000[4]	111,913
	2012	17,000	—	—	113,702	93,667[5]	224,369
________________________

[1]
Amounts are contributions by us matching each employee's contribution.  Matching contributions by us under our GCI 401(k) Plan are available to each of our full time employees with over one year of service.  During 2014 and 2013, the match was based upon the lesser of $17,500 ($17,000 for 2012) or 10% of the employee's salary and the total of the employee's pre-tax and post-tax contributions to the plan.  See "Compensation Discussion and Analysis:  Elements of Compensation – Retirement and Welfare Benefits – GCI 401(k) Plan."

[2]	See "Compensation Discussion and Analysis: Elements of Compensation – Perquisites."

[3]	The value of use of Company leased aircraft is shown at the variable cost to the Company.

[4]	Compensation for attending certain management meetings.

[5]	Included in 2012 are $91,667 for vesting portion of a $275,000 signing bonus received in 2010 and $2,000 for attending certain management meetings.
_____________________

Grants of Plan-Based Awards Table

The following table displays specific information on grants of options, awards and non-equity incentive plan awards under our Compensation Program and, in addition, in the case of Mr. Duncan, our Director Compensation Plan, made to Named Executive Officers during 2014.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[1] ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald A. Duncan	01/31/14	---	---	---	---	---	---	103,827[2]	---	---	1,010,237
	06/01/14	---	---	---	---	---	---	7,500[3]	---	---	83,625
Peter J. Pounds	01/31/14	---	---	---	---	---	---	9,485[2]	---	---	92,289
Gregory F. Chapados	01/31/14	---	---	---	---	---	---	56,669[2]	---	---	551,389
	01/31/14	---	---	---	---	---	---	150,000[4]	---	---	1,459,500
G. Wilson Hughes	01/31/14	---	---	---	---	---	---	61,603[2]	---	---	599,397
Tina M. Pidgeon	01/31/14	---	---	---	---	---	---	35,833[2]	---	---	348,655
	01/31/14	---	---	---	---	---	---	225,000[5]	---	---	2,189,250
______________________

[1]	Computed in accordance with FASB ASC Topic 718.

[2]
Represents the 50% portion of the 2013 incentive compensation paid in the form of restricted stock grants under our Incentive Compensation Plan that were not granted until 2014.  Restricted stock awards are included in the "Stock Awards" column of the Summary Compensation Table above.

[3]	Mr. Duncan's stock award was granted pursuant to the terms of our Director Compensation Plan. See "Governance of Company: Director Compensation."

[4]	Mr. Chapados received a restricted stock award of 150,000 shares as a retention incentive.

[5]	Ms. Pidgeon received a restricted stock award of 225,000 shares as a retention incentive.
____________________

Outstanding Equity Awards at Fiscal Year-End Table

The following table displays specific information on unexercised options, stock that has not vested and equity incentive plan awards for each of the Named Executive Officers and outstanding as of December 31, 2014.  Vesting of these options and awards varies for the Named Executive Officers as described in the footnotes to the table.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards[1]				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Duncan	150,000	---	5.32	2/8/2020	---		---		---	---
	---	---	---	---	59,042	[2]	811,828	[2]	---	---
	---	---	---	---	103,827	[3]	1,427,621	[3]	---	---
Peter J. Pounds	---	---	---	---	50,000	[4]	687,500	[4]	---	---
	---	---	---	---	50,000	[5]	687,500	[5]	---	---
	---	---	---	---	9,485	[3]	130,419	[3]	---	---
Gregory F. Chapados	100,000	---	7.95	1/9/2018	---		---		---	---
	---	---	---	---	55,000	[6]	756,250	[6]	---	---
	---	---	---	---	17,646	[2]	242,633	[2]	---	---
	---	---	---	---	100,000	[7]	1,375,000	[7]	---	---
	---	---	---	---	56,669	[3]	779,199	[3]	---	---
	---	---	---	---	150,000	[8]	2,062,500	[8]	---	---
G. Wilson Hughes	---	---	---	---	58,963	[9]	810,741	[9]	---	---
	---	---	---	---	23,902	[2]	328,653	[2]	---	---
	---	---	---	---	61,603	[3]	847,041	[3]	---	---
Tina M. Pidgeon	---	---	---	---	19,432	[2]	267,190	[2]	---	---
	---	---	---	---	35,833	[3]	492,704	[3]	---	---
	---	---	---	---	225,000	[10]	3,093,750	[10]	---	---
_____________________

[1]	Stock option awards generally vest over five years and expire ten years from grant date, except as noted in the footnotes below.

[2]	Restricted stock vests on November 30, 2015.

[3]	Restricted stock vests on November 30, 2016.

[4]	Restricted stock vests on February 8, 2015.

[5]	Restricted stock vests on December 7, 2017.

[6]	Restricted stock vests on October 7, 2015.

[7]	Restricted stock vests on June 3, 2016.

[8]	Restricted stock vests 30,000 shares on January 1, 2015, 2016, 2017, 2018 and 2019, respectively.

[9]	Restricted stock vests on December 31, 2015.

[10]	Restricted stock vests 135,000 shares on January 1, 2017, 45,000 shares on January 1, 2018, and 45,000 shares on January 1, 2019.
_____________________

Option Exercises and Stock Vested Table

The following table displays specific information on each exercise of stock options, stock appreciation rights, and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments on an aggregate basis, for each of the Named Executive Officers during 2014:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Ronald A. Duncan	---	---	62,332		697,495
	---	---	7,500	[1]	83,625
Peter J. Pounds	---	---	1,103		13,435
Gregory F. Chapados	---	---	5,000		54,450
	---	---	33,590		409,126
G. Wilson Hughes	---	---	43,423		528,892
	---	---	58,962		810,728
	---	---	10,000		110,000
Tina M. Pidgeon	---	---	26,006		316,753
	---	---	11,793		140,455
	---	---	10,000		110,000
___________________

[1]	This stock award relates to Mr. Duncan's service as one of our directors.
_________________

Potential Payments upon Termination or Change-in-Control

As of the Record Date, there were no compensatory plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with any termination of employment or other working relationship of such an officer with us (including without limitation, resignation, severance, retirement or constructive termination of employment of the officer).  Furthermore, as of the Record Date, there were no such plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with a change of control of us or a change in such an officer's responsibilities to us.  However, all outstanding options and awards for each of our Named Executive Officers would vest upon his or her disability or death and could vest upon a planned retirement or a change-in-control of the Company.

NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

We established our Deferred Compensation Plan in 1995 to provide a means by which certain of our employees may elect to defer receipt of designated percentages or amounts of their compensation and to provide a means for certain other deferrals of compensation.  Employees eligible to participate in our Deferred Compensation Plan are determined by our board.  We may, at our discretion, contribute matching deferrals in amounts as we select.

Participants immediately vest in all elective deferrals and all income and gain attributable to that participation. Matching contributions and all income and gain attributable to them vest on a case-by-case basis as determined by us.  Participants may elect to be paid in either a single lump-sum payment or annual installments over a period not to exceed ten years.  Vested balances are payable upon termination of employment, unforeseen emergencies, death or total disability of the participant or change of control of us or our insolvency.  Participants become our general unsecured creditors with respect to deferred compensation benefits of our Deferred Compensation Plan.

None of our Named Executive Officers participated in our Deferred Compensation Plan during 2014 and up through the Record Date.

Deferred Compensation Arrangements

We have, from time to time, entered into Deferred Compensation Arrangements with certain of our executive officers, including one of the Named Executive Officers.  These arrangements are negotiated with individual officers on a case-by-case basis.  The status of our Deferred Compensation Arrangements with our Named Executive Officers during 2014 is summarized for each of our Named Executive Officers in the following table, and further descriptions of them are provided following the table.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Ronald A. Duncan	—	—	—	—	—
Peter J. Pounds	—	—	—	—	—
Gregory F. Chapados	—	—	—	—	—
G. Wilson Hughes	125,000	—	218,899	715,303	2,489,807
Tina M. Pidgeon	—	—	—	—	—

Mr. Hughes' Deferred Compensation Arrangement with us consists of three components.  The first component consisted of deferred compensation invested in 26,270 shares of Company Class A common stock.  The second component is $1,458,595 accrued at year end of which $125,000 in salary were deferred and $121,236 of interest were accrued during 2014.  This arrangement with us earns interest at the rate of 10% per year based upon the balance at the beginning of the year plus new salary deferrals during the year.  The third component is $670,000 accrued at year end of which $30,000 were accrued for 2014 interest.  This arrangement earns interest at 7.5% per year based upon the original $400,000 that was given to Mr. Hughes in consideration for his continued employment at the Company from January 1, 2006 through December 31, 2009.

Mr. Hughes' Deferred Compensation Arrangement provides that at his discretion or at termination of employment, he is entitled to receive the full amount owed in a lump sum, in monthly installments paid over a ten-year period, or in installments negotiated with the Company in accordance with statutory requirements.

Messrs. Duncan, Pounds, Chapados and Ms. Pidgeon did not participate in a Deferred Compensation Arrangement with us during 2014.

Other than the Deferred Compensation Arrangements described above, no Named Executive Officer was, as of December 31, 2014, entitled to defer any additional consideration.  Any additional Deferred Compensation Arrangements would have to be separately negotiated with, and agreed to by, the Compensation Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

Our current Code of Business Conduct and Ethics ("Ethics Code"), was adopted by our board in 2013.  It applies to all of our officers, directors and employees.  The Ethics Code takes as its basis a set of business principles adopted by our board several years ago.  It also builds upon the basic requirements for a code of ethics as required by federal securities law and rules adopted by the SEC.

Through our Ethics Code, we reaffirm our course of business conduct and ethics as based upon key values and characteristics and through adherence to a clear code of ethical conduct.  Our Ethics Code promotes honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships of our employees.  It also promotes full, fair, accurate, timely and understandable disclosure in our reports and documents filed with, or submitted to, the SEC and other public communications made by us.  Our Ethics Code further promotes compliance with applicable governmental laws, rules and regulations, internal reporting of violations of the code to appropriate persons as identified in the code and accountability for adherence to the code.

A copy of our Ethics Code is displayed on our Internet website at www.gci.com.

CERTAIN TRANSACTIONS

Transactions with Related Persons

Stanton Shareholdings, Registration Rights Agreement.  As of December 31, 2014, John W. Stanton and Theresa E. Gillespie, husband and wife (collectively, "Stantons"), continued to be significant shareholders of our Class B common stock.  As of that date, neither the Stantons nor the Stantons' affiliates were our directors, officers, nominees for election as directors, or members of the immediate family of such directors, officers, or nominees.

We are a party to a registration rights agreement ("Stanton Registration Rights Agreement") with the Stantons regarding all unregistered shares the Stantons hold in our Class B common stock and any shares of our Class A common stock resulting from conversion of that Class B common stock to Class A common stock.  The basic terms of the Stanton Registration Rights Agreement are as follows.  If we propose to register any of our securities under the Securities Act of 1933, as amended ("Securities Act") for our own account or for the account of one or more of our shareholders, we must notify the Stantons of that intent.  In addition, we must allow the Stantons an opportunity to include the holder's shares ("Stanton Registerable Shares") in that registration.

Under the Stanton Registration Rights Agreement, the Stantons also have the right, under certain circumstances, to require us to register all or any portion of the Stanton Registerable Shares under the Securities Act.  The agreement is subject to certain limitations and restrictions, including our right to limit the number of Stanton Registerable Shares included in the registration.  Generally, we are required to pay all registration expenses in connection with each registration of Stanton Registerable Shares pursuant to this agreement.

The Stanton Registration Rights Agreement specifically states we are not required to effect any registration on behalf of the Stantons regarding Stanton Registerable Shares if the request for registration covers an aggregate number of Stanton Registerable Shares having a market value of less than $1.5 million.  The agreement further states we are not required to effect such a registration for the Stantons where we have at that point previously filed two registration statements with the SEC, or where the registration would require us to undergo an interim audit or prepare and file with the SEC sooner than otherwise required financial statements relating to the proposed transaction.  Finally, the agreement states we are not required to effect such a registration when in the opinion of our legal counsel a registration is not required in order to permit resale under Rule 144 as adopted by the SEC pursuant to the Exchange Act.

The Stanton Registration Rights Agreement provides that the first demand for registration by the Stantons must be for no less than 15% of the total number of Stanton Registerable Shares.  However, the Stantons may take the opportunity to require us to include the Stanton Registerable Shares as incidental to a registered offering proposed by us.

Duncan Leases.  We entered into a long-term capital lease agreement in 1991 with the wife of GCI’s President and CEO for property occupied by us.  The leased asset was capitalized in 1991 at the owner’s cost of $900,000 and the related obligation was recorded.  The lease agreement was amended in April 2008 and our existing capital lease asset and liability increased by $1.3 million to record the extension of this capital lease.  The amended lease terminates on September 30, 2026.  The property consists of a building presently occupied by us.  As of December 31, 2013, the payments on the lease were $23,932 per month.  They continue at that rate through September 2014.  In October 2014, the payments on the lease will increase to $24,732 per month.

In January 2001 we entered into an aircraft operating lease agreement with a company owned by GCI’s President and CEO.  The lease was amended several times, most recently in May 2011.  The lease term of the aircraft may be terminated at any time by us upon 12 months’ written notice.  The monthly lease rate of the aircraft is $132,000.  In 2001, we paid a deposit of $1.5 million in connection with the lease.  The deposit will be repaid to us no later than six months after the agreement terminates.

Review Procedure for Transactions with Related Persons

The following describes our policies and procedures for the review, approval or ratification of transactions in which we are to be a participant and where the amount involved in each instance exceeds $120,000 and in which any related person had or is to have a direct or indirect material interest ("Related Transactions").  Here, we use the term "related person" to mean any person who is one of our directors, a nominee for director, an immediate family member of one of our directors or executive officers, any person who is a holder of five percent or more of a class of our common stock, or any immediate family member of such a holder.

A related person who is one of our officers, directors or employees ("Employee") is subject to our Ethics Code.  The Ethics Code requires the Employee to act in the best interest of the Company and to avoid situations which may conflict with this obligation.  The code specifically provides that a conflict of interest occurs when an Employee's private interest interferes in any way with our interest.  In the event an Employee suspects such a conflict, or even an appearance of conflict, he or she is urged by the Ethics Code to report the matter to an appropriate authority.  The Ethics Code, Nominating and Corporate Governance Committee Charter and the Audit Committee Charter define that authority as being our Chief Financial Officer, the Nominating and Corporate Governance Committee, the Audit Committee (in the context of suspected illegal or unethical behavior-related violations pertaining to accounting, or internal controls on accounting or audit matters), or the Employee's supervisor within the Company, as the case may be.

The Ethics Code further provides that an Employee is prohibited from taking a personal interest in a business opportunity discovered through use of corporate position, information or property that properly belongs to us.  The Ethics Code also provides that an Employee must not compete with, and in particular, must not use corporate position, information, or property for personal gain or to compete with, us.

The Ethics Code provides that any waiver of its provisions for our executive officers and directors may be made only by our board and must be promptly disclosed to our shareholders.  This disclosure must include an identification of the person who received the waiver, the date of the grant of the waiver by our board, and a brief description of the circumstances and reasons under which it was given.

The Ethics Code is silent as to the treatment of immediate family members of our Employees, holders of five percent or more of a class of our stock, or the immediate family members of them.  We consider such Related Transactions with such persons on a case-by-case basis, if at all, by analogy to existing procedures as above described pertaining to our Employees.

During 2014, there were no new Transactions with Related Persons.  The leases described previously were entered into prior to the establishment of the Ethics Code.

OWNERSHIP OF COMPANY

Principal Shareholders

The following table sets forth, as of the Record Date (unless otherwise noted), certain information regarding the beneficial ownership of our Class A common stock and Class B common stock by each of the following:

•	Each person known by us to own beneficially 5% or more of the outstanding shares of Class A common stock or Class B common stock.

•	Each of our directors.

•	Each of the Named Executive Officers.

•	All of our executive officers and directors as a group.

All information with respect to beneficial ownership has been furnished to us by the respective shareholders.

Name of Beneficial Owner[1]	Title of Class[2]	Amount and Nature of Beneficial Ownership (#)		% of Class	% of Total Shares Outstanding (Class A & B)[2]	% Combined Voting Power (Class A & B)[2]
Stephen M. Brett	Class A	75,250	[3]	*	*	*
	Class B	—		—
Ronald A. Duncan	Class A	1,613,251	[3,4]	4.3	5.6	11.9
	Class B	661,806	[4]	21.0
Bridget L. Baker	Class A	12,500	[3]	*	*	*
	Class B	—		—
Jerry A. Edgerton	Class A	46,750	[3]	*	*	*
	Class B	—		—
Scott M. Fisher	Class A	63,834	[3,5]	*	1.3	7.4
	Class B	511,716	[5]	16.2
William P. Glasgow	Class A	79,094	[3,6]	*	*	*
	Class B	—		—
Mark W. Kroloff	Class A	43,600	[3]	*	*	*
	Class B	—		—
Stephen R. Mooney	Class A	63,900	[3]	*	*	*
	Class B	—		—
James M. Schneider	Class A	44,150	[3]	*	*	*
	Class B	—		—
Eric L. Zinterhofer	Class A	—		—	—	—
	Class B	—
G. Wilson Hughes	Class A	830,811	[7]	2.2	2.1	1.2
	Class B	2,695	[7]	*
Peter J. Pounds	Class A	120,810		*	*	*
	Class B	—		—
Gregory F. Chapados	Class A	637,601	[8]	1.7	1.6	*
	Class B	—		—
Tina M. Pidgeon	Class A	372,409	[9]	*	*	*
	Class B	—		—
Black Rock, Inc. 40 East 52nd Street New York, New York 10022	Class A	4,073,995	[10]	10.9	10.0	5.9
	Class B	—		—
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	Class A	2,384,423	[11]	6.4	5.9	3.5
	Class B	—		—
GCI 401(k) Plan 2550 Denali St., Ste. 1000 Anchorage, Alaska 99503	Class A	2,901,981	[12]	7.7	7.2	4.8
	Class B	41,714		1.3
Gary Magness c/o Raymond L. Sutton, Jr. 303 East 17th Ave., Ste 1100 Denver, Colorado 80203-1264	Class A	161,563		*	1.5	6.5
	Class B	433,924		13.7
Private Management Group, Inc. 15635 Alton Parkway, Suite 400 Irvine, California 92606	Class A	3,007,590	[10]	8.0	7.4	4.4
	Class B	—		—

John W. Stanton and Theresa E. Gillespie 155 108th Avenue., N.E., Suite 450 Bellevue, Washington 98004	Class A	2,242,627		6.0	9.1	24.1
	Class B	1,436,469		45.5
The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, Pennsylvania 19355	Class A	2,342,201	[13]	6.3	5.8	3.4
	Class B	—		—
MAST Capital Management, LLC and Mr. David J. Steinberg 200 Clarendon Street 51st Floor Boston, Massachusetts 02116	Class A	4,058,408	[14]	10.8	10.0	5.9
	Class B	—		—
All Directors and Executive Officers As a Group (18 Persons)	Class A	4,475,227	[15]	12.0	13.8	23.5
	Class B	1,176,217	[15]	37.2
______________________

*	Represents beneficial ownership of less than 1% of the corresponding class or series of stock.

[1]
Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  Shares of our stock that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person.  Each person has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the footnotes to the table.  Addresses are provided only for persons other than management who own beneficially more than 5% of the outstanding shares of Class A or B common stock.  The Class A shares do not include the number of Class B shares owned although the Class B shares are convertible on a share-per-share basis into Class A shares.

[2]
"Title of Class" includes our Class A common stock and Class B common stock.  "Amount and Nature of Beneficial Ownership" and "% of Class" are given for each class of stock.  "% of Total Shares Outstanding" and "% Combined Voting Power" are given for the combination of outstanding Class A common stock and Class B common stock, and the voting power for Class B common stock (10 votes per share) is factored into the calculation of that combined voting power.

[3]	Includes 7,500 shares of our Class A common stock granted to each of those persons pursuant to the Director Compensation Plan for services performed during 2014.

[4]
Includes 172,227 shares of Class A common stock and 6,162 shares of Class B common stock allocated to Mr. Duncan under the GCI 401(k) Plan as of February 6, 2015.  Includes 150,000 shares of Class A common stock subject to stock options granted under the Stock Option Plan to Mr. Duncan which he has the right to acquire within 60 days of the Record Date by exercise of the stock options.  Does not include 55,560 shares of Class A common stock or 8,242 shares of Class B common stock held by the Amanda Miller Trust, with respect to which Mr. Duncan has no voting or investment power.  Ms. Miller is Mr. Duncan's daughter, and Mr. Duncan disclaims beneficial ownership of the shares. Does not include 7,500 shares owned by the Neoma Lowndes Trust which Ms. Miller is a 50% beneficiary, with respect to which Mr. Duncan has no voting or investment power and Mr. Duncan disclaims beneficial ownership of the shares. Does not include 63,186 shares of Class A common stock or 27,020 shares of Class B common stock held by Dani Bowman, Mr. Duncan's wife, of which Mr. Duncan disclaims beneficial ownership.  Does not include 10,000 shares of Class A common stock held by Missy, LLC which is 25% owned by Mr. Duncan, 25% owned by Dani Bowman and 50% owned by a trust of which Mr. Duncan’s daughter is the 50% beneficiary, of which securities Mr. Duncan disclaims beneficial ownership (Mr. Duncan claims beneficial ownership of an additional 5,000 shares of Class A Common Stock held by Missy, LLC. which are included within the shares for which Mr. Duncan has a pecuniary interest).  Includes 990,868 shares of Class A common stock and 655,644 shares of Class B common stock pledged as security.

[5]	Includes 13,484 shares of Class A and 511,716 shares of Class B common stock owned by Fisher Capital Partners, Ltd. of which Mr. Fisher is a partner.

[6]	Does not include 158 shares owned by a daughter of Mr. Glasgow. Mr. Glasgow disclaims any beneficial ownership of the shares held by his daughter.

[7]
Includes 21,614 shares of Class A common stock allocated to Mr. Hughes under the GCI 401(k) Plan, as of March 24, 2015.  Includes 305,890 shares of Class A common stock pledged as security.  Excludes 26,270 shares held by the Company pursuant to Mr. Hughes' Deferred Compensation Agreement.

[8]
Includes 10,275 shares of Class A common stock allocated to Mr. Chapados under the GCI 401(k) Plan, as of February 6, 2015.  Includes 75,000 shares of Class A common stock subject to stock options granted under the Stock Option Plan to Mr. Chapados which he has the right to acquire within 60 days of the Record Date by exercise of those options.

[9]	Includes 2,016 shares of Class A common stock allocated to Ms. Pidgeon under the GCI 401(k) Plan, as of February 6, 2015.

[10]	Balance as of December 31, 2014.

[11]
As disclosed in Schedule 13G filed with the SEC on February 5, 2015, Dimensional Fund Advisors LP has sole voting power for 2,243,959 shares of Class A common stock and sole dispositive power for 2,384,423 shares of Class A common stock.

[12]	Balance as of April 30, 2015.

[13]
As disclosed in Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group, Inc. has sole voting power of 55,968 shares of Class A common stock, shared dispositive power for 50,568 shares of Class A common stock and sole dispositive power for 2,291,633 shares of Class A common stock.

[14]	As disclosed in Schedule 13G/A filed with the SEC on October 1, 2014.

[15]
Includes 225,000 shares of Class A common stock which such persons have the right to acquire within 60 days of the Record Date through the exercise of vested stock options.  Includes 271,629 shares of Class A common stock and 6,162 shares of Class B common stock allocated to such persons under the GCI 401(k) Plan.

______________________

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of the end of 2014, information on equity compensation plans approved by our shareholders and separately such plans not approved by our shareholders.  The information is focused on outstanding options, warrants and rights; the only such plan is our Stock Option Plan as approved by our shareholders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity compensation plans approved by security holders	308,200	6.86	2,374,371
Total:	308,200	6.86	2,374,371

Section 16(a) Beneficial Ownership Reporting Compliance

During 2014, one of our Directors (Mr. Edgerton) inadvertently failed to file a Form 4 with the SEC that was due on May 30, 2014, however, the filing was made on June 25, 2014.

AUDIT COMMITTEE REPORT

Our Audit Committee has reviewed and discussed with management our audited financial statements for 2014.  In addition, the committee has discussed with Grant Thornton, our External Accountant for that year, the matters required to be discussed by Statement of Accounting Standard 61 (as amended), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  Those matters included our External Accountant discussing with the committee the External Accountant’s judgment about the quality, not just acceptability, of our accounting principles as applied to our financial reporting.

Our Audit Committee has received written disclosures and a letter dated March 5, 2015 from our External Accountant for 2014 required by applicable requirements of PCAOB pertaining to the External Accountant’s communications with our Audit Committee as to independence and has discussed with our External Accountant its independence from us.  The letter addressed all relationships with us that could affect independence and stated that, as of March 5, 2015, our External Accountant for 2014 considered itself as independent accountants with respect to us under all relevant professional and regulatory standards.

Based upon these reviews and discussions, our Audit Committee has recommended to our board that the audited financial statements for 2014 be included in our Annual Report on Form 10-K.

Audit Committee
Stephen R. Mooney, Chair
Scott M. Fisher
William P. Glasgow

RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

On March 5, 2015, our Audit Committee approved the appointment of Grant Thornton as the Company’s External Accountant for 2015.  Also on that date, our board ratified that appointment by the Audit Committee.

Pre-Approval Policies and Procedures

We have established as policy, through the adoption of the Audit Committee Charter that, before our External Accountant is engaged by us to render audit services, the engagement must be approved by the Audit Committee.

Our Audit Committee Charter provides that our Audit Committee is directly responsible for appointment, compensation, retention, oversight, qualifications and independence of our External Accountant.  Also under our Audit Committee Charter, all audit services provided by our External Accountant must be pre-approved by the Audit Committee.

Our pre-approval policies and procedures with respect to Non-Audit Services include as a part of the Audit Committee Charter that the Audit Committee may choose any of the following options for approving such services:

•	Full Audit Committee – The full Audit Committee can consider each Non-Audit Service.

•	Designee – The Audit Committee can designate one of its members to approve a Non-Audit Service, with that member reporting approvals to the full committee.

•
Pre-Approval of Categories – The Audit Committee can pre-approve categories of Non-Audit Services.  Should this option be chosen, the categories must be specific enough to ensure both of the following –

◦	The Audit Committee knows exactly what it is approving and can determine the effect of such approval on auditor independence.

◦	Management will not find it necessary to decide whether a specific service falls within a category of pre-approved Non-Audit Service.

The Audit Committee's pre-approval of Non-Audit Services may be waived under specific provisions of the Audit Committee Charter.  The prerequisites for waiver are as follows: (1) the aggregate amount of all Non-Audit Services constitutes not more than 5% of the total amount of revenue paid by us to our External Accountant during the fiscal year in which those services are provided; (2) the service is originally thought to be a part of an audit by our External Accountant; (3) the service turns out to be a Non-Audit Service; and (4) the service is promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the committee or by one or more members of the committee who are members of our board to whom authority to grant such approvals has been delegated by the committee.

During 2014 and up through the Record Date, there were no waivers of our Audit Committee pre-approval policy.

Fees and Services

The aggregate fees billed to us by our External Accountant in each of these categories for each of 2014 and 2013 are set forth as follows:

External Accountant Auditor Fees

Type of Fees	2014	2013
Audit Fees[1]	$1,911,838	2,291,961
Audit-Related Fees[2]	29,506	29,400
Tax Fees[3]	121,380	147,761
All Other Fees[4]	—	—
Total	$2,062,724	2,469,122

[1]  Consists of fees for our annual financial statement audit, quarterly financial statement reviews, reviews of other filings by us with the SEC, audit of our internal control over financial reporting and for services that are normally provided by an auditor in connection with statutory and regulatory filings or engagements.

[2] Consists of fees for audit of the GCI 401(k) Plan and review of the related annual report on Form 11-K filed with the SEC.
[3] Consists of fees for review of our state and federal income tax returns and consultation on various tax advice and tax planning matters.
[4] Consists of fees for any services not included in the first three types of fees identified in the table.

All of the services described above were approved in conformity with the Audit Committee's pre-approval policy.

ANNUAL REPORT

The Annual Report to our shareholders in the form of Form 10-K for 2014 is enclosed with this Proxy Statement, subject to the delivery provisions described elsewhere in this Proxy Statement.  See, “About the Annual Meeting.”  In addition, our Internet website provides a link to the SEC website containing copies of our filings with the SEC, including our Annual Report, recent quarterly reports on Form 10-Q and current reports on Form 8-K.

SHAREHOLDER COMMUNICATIONS

Our board follows a process of open communication with our shareholders.  We file various reports with the SEC and issue public releases to the media through our board, from time to time, on matters relating to our business and our shareholders.

In addition, our shareholders are encouraged to contact our board with their questions, concerns, and comments.  This communication can most efficiently be accomplished by writing to our board, generally, or to specific board members, individually, at the following mailing address:

ATTN: Secretary (Shareholder — Board Communication)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

A copy of each shareholder communication will be forwarded to all members of our board within no more than five business days of receipt.  In the event a shareholder communication shall be to one or more but not all of our board members, copies of it shall be distributed to all board members for their review or information, as the case may be.  Each shareholder communication must include the shareholder’s full name and address as they appear in our records, as well as an identification of the number of shares registered or beneficially owned by the shareholder.  Our board may, in its sole discretion, not respond to a shareholder communication not containing this information.

As a part of its open communication policy with our shareholders, our board encourages shareholders to attend annual and special, if any, shareholder meetings and to voice their questions, concerns and comments to management and the board.  A portion of each such meeting is set aside for such dialogue.  Our board members are encouraged to attend annual shareholder meetings to respond directly to shareholder inquiries.  All of the members of our board were present at the 2014 annual shareholder meeting.

FUTURE SHAREHOLDER PROPOSALS AND RECOMMENDATIONS

Proposals

Certain matters are required to be considered at an annual meeting of our shareholders, e.g., the election of directors.  In addition, from time to time, our board may wish to submit to those shareholders other matters for consideration.  Furthermore, our shareholders may be asked to consider and take action on a proposal of business submitted by other of our shareholders who are not members of management and where the proposal covers a matter deemed proper under SEC rules and applicable state law.

In accordance with our Bylaws, should one or more of our shareholders wish to make a proposal of a nominee for director or to have a proposal of business included in management’s proxy statement and form proxy for our 2016 annual meeting of shareholders, the proposal must be received by us at the following address not earlier than December 21, 2015 and not later than January 20, 2016:

ATTN: Secretary (2016 Annual Meeting Proposal)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

The proposal must be submitted in accordance with applicable SEC rules and provisions of our Bylaws.  Other specifications as to who may submit such a proposal and the required description of it are set forth in our Bylaws.  A copy of our Bylaws is available upon request to our Secretary at the address shown above.

For any proposal by a shareholder of ours that is not submitted for inclusion in the management proxy statement for our 2016 annual meeting but is instead sought to be presented directly at that meeting, the SEC rules permit our board to vote proxies in its discretion if (i) we receive notice of the proposal during the time interval December 21, 2015 through January 20, 2016 and we advise shareholders in the 2016 proxy statement about the nature of the matter and how our board intends to vote on that matter, or (ii) we do not receive notice of the proposal during the time interval December 21, 2015 through January 20, 2016.  Our board intends to exercise this authority, if necessary, in conjunction with the 2015 meeting.

Our board carefully considers all proposals from our shareholders.  When adoption of a proposal is clearly in the best interest of our Company and our shareholders generally and does not require approval of our shareholders, it is usually adopted by our board, if appropriate, rather than being included in management’s proxy statement.

Recommendations

As our policy, the Nominating and Corporate Governance Committee will, for our 2016 shareholder annual meeting, consider director candidates recommended by certain of our shareholders, subject to the shareholder recommendation procedure set forth in the Nominating and Corporate Governance Committee Charter.  A copy of the charter is available as described elsewhere in this Proxy Statement.  See, “Governance of Company: Board and Committee Meetings — Nominating and Corporate Governance Committee.”

A shareholder of ours recommending such a candidate must submit the recommendation to the Nominating and Corporate Governance Committee timely in order to ensure committee consideration of it.  To be timely, the recommendation must be received at the following address not earlier than December 21, 2015 and not later than January 20, 2016:

ATTN: Chair, Nominating and Corporate Governance
Committee (2016 Annual Meeting Recommendation)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

The shareholder recommendation must be accompanied by a written statement in support of it.  The recommendation, statement and the shareholder making the recommendation must satisfy other provisions as specified in the Nominating and Corporate Governance Committee Charter.

Our Nominating and Corporate Governance Committee will review a timely received recommendation, subject to minimum qualifications, skills and characteristics and other requirements of our board as set forth in that committee’s charter and as generally described elsewhere in this Proxy Statement.  See, “Governance of Company: Board and Committee Meetings — Nominating and Corporate Governance Committee.”  The shareholder recommendation will be evaluated by the committee, and the committee’s determination on that recommendation will be subject to those criteria the same as will be the case for a determination by the committee on existing board members standing for re-election.

GENERAL COMMUNICATION, INC.
2550 DENALI STREET
SUITE 1000
ANCHORAGE, AK 99503

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day prior to the Annual Meeting. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
To reduce the costs incurred by the company in mailing proxy materials, you can consent to receiving all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the Annual Meeting. Have your Proxy Card available when you call, and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Proxy Card, and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M93680-P59663 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL COMMUNICATION, INC.

(1) Election of Directors – To elect four directors, each for a three-year term, as part of Class II of our ten member classified board of directors, as identified in this Proxy Card. ***The board recommends a vote FOR the listed nominees:***

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Class II:
01) Stephen M. Brett
02) Ronald A. Duncan
03) Stephen R. Mooney
04) Eric L. Zinterhofer

(2) Ratification of Appointment – To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. ***The board recommends a vote FOR this item (2):***

For	Against	Abstain
☐	☐	☐

(3) Other Business – To transact in the proxy holder's discretion such other business as may come before the Annual Meeting, including the approval (but not the ratification) of the minutes of the June 23, 2014 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement. As of the Record Date, the Company's board was unaware of any other business to be addressed at the meeting, other than the approval of those minutes.

In the event the undersigned shall choose to mark this Proxy Card as withholding authority to vote for one or more nominees as listed above or otherwise as abstaining from a vote on a proposal set forth above, this Proxy Card will, nevertheless, be used for purposes of establishing a quorum at the Annual Meeting.

In the event the Proxy Card shall have conflicting indications of more than one selection on a vote on a nominee or otherwise on a proposal to be addressed at the Annual Meeting, the Proxy Card will not be voted on that matter but will be used for purposes of establishing a quorum at the meeting. Voting by proxy is subject to other conditions as set forth in the Proxy Statement. See within the Proxy Statement, "About the Annual Meeting."

The undersigned hereby ratifies and confirms all that the proxy holder or the holder's substitute lawfully does or causes to be done by virtue of this proxy and hereby revokes any and all proxies given prior to this proxy by the undersigned to vote at the Annual Meeting or any adjournments of the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying that notice. If transmitting voting instructions electronically, the undersigned acknowledges and hereby declares that the undersigned has authorized that transmission as reflected through the undersigned's following the instructions above stated to cause those instructions to be submitted to the proxy holder through the undersigned's agent, the Company's transfer agent or other authorized person.

If voting this proxy in paper format, please date this Proxy Card, sign it below as your name appears printed elsewhere on this Proxy Card, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation or other entity, please give that title. If transmitting voting instructions electronically, please follow instructions as set forth in the Notice of Internet Availability of Proxy Materials ("Internet Notice").

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Shareholders are urged to date, mark, sign and return this Proxy Card in the envelope provided, which requires no postage if mailed within the United States.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M93681-P59663

PROXY CARD **PROXY CARD**

GENERAL COMMUNICATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

JUNE 29, 2015

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated May 19, 2015 and holding Class A common stock or Class B common stock of General Communication, Inc. ("Company") of record determined as of May 4, 2015 ("Record Date"), hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend that meeting, to be held at the Nullaġvik Hotel at 308 Shore Avenue in Kotzebue, Alaska at 5:30 p.m. (Alaska Daylight Time) on Monday, June 29, 2015 and any adjournment or adjournments of that meeting ("Annual Meeting"). The undersigned further directs those holders of this proxy to vote at that Annual Meeting, as specified in this Proxy Card, all of the shares of stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present on the items listed on the reverse side (each item is described in the Proxy Statement through which the board solicits the undersigned's proxy) as indicated on the reverse side.

The board recommends a vote FOR proposals (1)-(2). This Proxy Card, when properly executed, will be voted as directed. In the event no clear direction shall be made, the proxy will be voted FOR proposals (1)-(2). If any other business shall be properly presented at the Annual Meeting, this Proxy Card will be voted in accordance with the best judgment and discretion of the proxy holder.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 29, 2015

GENERAL COMMUNICATION, INC.

GENERAL COMMUNICATION, INC.
2550 DENALI STREET
SUITE 1000
ANCHORAGE, AK 99503

Meeting Information

Meeting Type: Annual Meeting
For holders as of: May 4, 2015
Date: June 29, 2015 **Time:** 5:30 p.m., Alaska Daylight Time
Location: Nullaġvik Hotel
308 Shore Avenue
Kotzebue, Alaska

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M93672-P59663

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT FORM 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 15, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M93673-P59663

Voting Items

(1) **Election of Directors –** To elect four directors, each for a three-year term, as part of Class II of our ten member classified board of directors, as identified in this Proxy Card. ***The board recommends a vote FOR the listed nominees:***

Nominees:

Class II: 01) Stephen M. Brett
02) Ronald A. Duncan
03) Stephen R. Mooney
04) Eric L. Zinterhofer

(2) **Ratification of Appointment –** To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. ***The board recommends a vote FOR this item (2):***

(3) **Other Business –** To transact in the proxy holder's discretion such other business as may come before the Annual Meeting, including the approval (but not the ratification) of the minutes of the June 23, 2014 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement. As of the Record Date, the Company's board was unaware of any other business to be addressed at the meeting, other than the approval of those minutes.

M93674-P59663